Exhibit A-1 to Note Purchase Agreement

                                                      Participation Agreement
                                                                       N___U_

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                          PARTICIPATION AGREEMENT
                    (US Airways, Inc. Trust No. N___U_)

                                Dated as of
                             --------- --, ----

                                   Among

                             US AIRWAYS, INC.,
                                  Lessee,

                           [------------------],
                             Owner Participant,

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                   not in its individual capacity except
                as expressly provided herein, but solely as
                   Pass Through Trustee under each of the
                       Pass Through Trust Agreements,
                 Subordination Agent and Indenture Trustee

                                    and

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                       not in its individual capacity
                    except as expressly provided herein,
                        but solely as Owner Trustee,

                       -----------------------------


                          One Airbus A330 Aircraft
                        U.S. Registration No. N___U_

      THIS AGREEMENT HAS BEEN PREPARED BASED UPON THE ASSUMPTION THAT BOTH SERIES G AND SERIES C EQUIPMENT NOTES WILL BE ISSUED. IF SERIES C
     EQUIPMENT NOTES ARE NOT ISSUED ON A PARTICULAR CLOSING DATE, THIS
        AGREEMENT SHALL BE MODIFIED TO REMOVE REFERENCES TO SERIES C
             EQUIPMENT NOTES AND TO MAKE OTHER RELATED CHANGES.


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                                                       Participation Agreement
                                                                        N___U_

                      INDEX TO PARTICIPATION AGREEMENT

                                                                       Page

SECTION 1.    DEFINITIONS AND CONSTRUCTION................................2

SECTION 2.    PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT.............3
              (a)  Participation by Pass Through Trustees on the Delivery
       Date; Issuance of Equipment Notes..................................3
              (b)  Payment of Owner Participant's Commitment..............3
              (c) Lessee's Notice of Delivery Date........................4
              (d)  Default by Pass Through Trustee or Owner Participant.
        ..................................................................4
              (e)   Closing...............................................4
              (f)    Postponement of Scheduled Closing Date...............4

SECTION 3.      INSTRUCTIONS TO THE OWNER TRUSTEE.........................6

SECTION 4.    CONDITIONS PRECEDENT........................................6
              (a)  Conditions Precedent to the Participations in the Aircraft
        ..................................................................6
              (b)  Conditions Precedent to the Obligations of Lessee.....16

SECTION 5.    EXTENT OF INTEREST OF NOTE HOLDERS.........................18

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF LESSEE; INDEMNITIES.
 ........................................................................18
              (a)  Representations and Warranties........................18
              (b)  General Tax Indemnity.................................22
                     (i)    Indemnity....................................22
                     (ii)   Exclusions from General Tax Indemnity........23
                     (iii)  Payments.....................................26
                     (iv)   Contests.  ..................................28
                     (v)    Refund.......................................31
                            (vi)    Tax Filing.  ........................31
                            (vii)   Forms.  .............................32
                            (viii)  Non-Parties..........................32
                     (ix)   Subrogation..................................32
                            (x)     Foreign Tax On Loan Payments.........32
                            (xi)    Income Tax...........................33





                                                    Participation Agreement
                                                                     N___U_

              (c)    General Indemnity...................................33

SECTION 7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
 ........................................................................38
              (a)  Covenants Regarding Citizenship.......................38
              (b)  Location of Records...................................39
              (c)  Securities Act........................................39
              (d)  Reregistration........................................39
              (e)  Owner Participant Representations and Warranties......42
              (f)  Lessor Liens..........................................44
              (g)  Quiet Enjoyment.......................................44
              (h)  Equipment Notes Acquired for Investment...............44
              (i)   [Reserved] ..........................................44
              (j)  Representations, Warranties and Covenants of Indenture
       Trustee...........................................................45
              (k)  Owner Participant Transfers...........................46
              (l)   Reserved.............................................48
              (m)  Compliance with Trust Indenture.......................48
              (n)  ERISA Matters.........................................48
              (o)  Confidentiality of Purchase Agreement.................49
              (p)  Margin Regulations....................................49
              (q)  Loan Participant Liens................................49
              (r)  Indenture Trustee Liens...............................50
              (s)  Representations and Warranties of Owner Trustee.......50
              (t)  Owner Participant Obligations on Lease Termination....54
              (u)  Transfer of Title; Assumption of Equipment Notes......54
              (v)   Lessee Merger Covenant...............................55
              (w)  Further Assurances....................................56
              (x)  Rent Adjustments......................................57
              (y)  Owner Participant Costs on Return.....................57
              (z)  Transfer of Equipment Notes...........................57
              (aa)  Representations and Warranties of Pass Through Trustee
        .................................................................57
              (bb)  Representations and Warranties of Subordination Agent
        .................................................................60

SECTION 8.    RELIANCE OF LIQUIDITY PROVIDER AND POLICY PROVIDER.........62

SECTION 9.    OTHER DOCUMENTS............................................62






                                                    Participation Agreement
                                                                     N___U_

SECTION 10.   CERTAIN COVENANTS OF LESSEE................................63
              (a)  Further Assurances....................................63
              (b)  Filings...............................................63

SECTION 11.    OWNER FOR FEDERAL TAX PURPOSES............................64

SECTION 12.   NOTICES; CONSENT TO JURISDICTION...........................64
              (a)  Notices...............................................64
              (b)  Consent to Jurisdiction...............................64

SECTION 13.    CHANGE OF SITUS OF OWNER TRUST............................65

SECTION 14.   MISCELLANEOUS..............................................66
              (a)  Consents Under Lease..................................66
              (b)  Survival..............................................66
              (c)  Counterparts..........................................66
              (d)  Amendments and Waivers................................67
              (e)  Successors and Assigns................................67
              (f)  Governing Law.........................................67
              (g)  Trust Capacity........................................67
              (h)  Section 1110..........................................68

SECTION 15.   EXPENSES...................................................68
              (a)  Invoices And Payment..................................68
              (b)  Payment of Other Expenses.............................68

SECTION 16.    REFINANCINGS..............................................69
              (a)   Refinancing Generally................................69
              (b)  Limitation on Redemption..............................72




                                                 Participation Agreement
                                                                  N___U_

                                  ANNEXES

ANNEX A - Definitions

                                 SCHEDULES

SCHEDULE I       - Names and Addresses
SCHEDULE II      - Commitments
SCHEDULE III     - Pass Through Trust Agreement and Pass Through Trust
                   Supplements
SCHEDULE IV -      [Deferred Equity Payments]1



                                     EXHIBITS

Exhibit A        - Schedule of Countries Authorized for Reregistration
Exhibit B-1      - Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                   (Illinois), special counsel for Lessee
Exhibit B-3      - Form of Opinion of Lessee's Legal Department
Exhibit C        - Form of Opinion of Clifford Chance Regarding Manufacturer
                   Documents
Exhibit D        - Form of Opinion of Ray, Quinney & Nebeker, special counsel for the Owner Trustee
Exhibit E-1      - Form of Opinion of ______________, special counsel for the
                   Owner Participant
Exhibit E-2      - Form of Opinion of Owner Participant's in-house counsel
Exhibit F        - Form of Opinion of Crowe & Dunlevy, P.C., special FAA
                   Counsel
Exhibit G        - Form of Opinion of Bingham Dana LLP, special counsel for the
                   Indenture Trustee
Exhibit H        - Form of Opinion of Bingham Dana LLP, special counsel for the
                   Pass Through Trustee
Exhibit I        - Form of Opinion of Bingham Dana LLP, special counsel for the
                   Subordination Agent
--------
1    For Deferred Equity Transactions Only.





                                                        Participation Agreement
                                                                         N___U_

                          PARTICIPATION AGREEMENT
                    (US Airways, Inc. Trust No. N___U_)


               THIS PARTICIPATION AGREEMENT (US Airways, Inc. Trust No. N___U_) dated as of _______ ___, (as amended, supplemented or otherwise modified from time to time, this "Agreement") among (i) US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Lessee", (ii) [_______________], a ______________ (together with its successors and permitted assigns, the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as pass through trustee under each of two separate Pass Through Trust Agreements (in such capacity, together with its successors and permitted assigns, the "Pass Through Trustee"), subordination agent and trustee under the Intercreditor Agreement (in such capacity, together with its successors and permitted assigns, the "Subordination Agent"), and Indenture Trustee under the Trust Indenture (in such capacity, together with any successor indenture trustee, the "Indenture Trustee"), and (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "Owner Trustee");


                            W I T N E S S E T H:

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant;

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and the Owner Trustee are entering into the Trust Indenture pursuant to which the Owner Trustee will issue to the Loan Participants Equipment Notes in two series, which Equipment Notes are to be secured by the mortgage and security interests created by the Owner Trustee in favor of the Indenture Trustee;

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee will execute and deliver a Trust and Indenture Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee have entered into the Lease whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date;

               WHEREAS, on the Delivery Date for the Aircraft, the Lessee will deliver a Lease Supplement covering the Aircraft;

               WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Pass Through Trustee will purchase from the Owner Trustee on the Delivery Date, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Certificates issued by such Pass Through Trust;

               WHEREAS, prior to the execution and delivery of this Agreement, (i) the Liquidity Provider entered into two separate Liquidity Facilities, one for the benefit of the holders of Certificates of each of the Class G Pass Through Trust and the Class C Pass Through Trust (each referenced on Schedule III hereto), with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust;
(ii) the Policy Provider entered into a Policy Provider Agreement with the Subordination Agent, as agent for the Pass Through Trustee on behalf of the Class G Trust and has issued the Policy for the benefit of the holders of Certificates of the Class G Pass Through Trust; and (iii) the Pass Through Trustee, the Liquidity Provider, the Policy Provider and the Subordination Agent have entered into the Intercreditor Agreement;

               WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

               WHEREAS, the acquisition of the Aircraft by Lessee from the Seller and the aforementioned sale and leaseback transaction are integrally related and constitute a series of events designed to provide financing for such Aircraft and a means of providing the Aircraft to the Lessee for use in its business.

               NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1.    DEFINITIONS AND CONSTRUCTION.

               Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.


        SECTION 2.    PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT.

               (a) Participation by Pass Through Trustees on the Delivery Date; Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, the Pass Through Trustee for each Pass Through Trust agrees to make a non-recourse (except as provided herein) secured loan to the Owner Trustee on the Delivery Date to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by paying to the Owner Trustee the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees shall make such payments to the Owner Trustee on a date to be designated pursuant to Section 2(c) but in no event later than __________________, by transferring to the account of the Owner Trustee at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103, ABA No. _________, Account No. __________, Reference: US Airways, Inc. 2000-1 EETC/US Airways, Inc. Trust No. N___U_), not later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of such Pass Through Trust on
Schedule II hereto.

               Upon the occurrence of the above transfers by the Pass Through Trustee for each Pass Through Trust to the Owner Trustee, the Owner Trustee, at the direction of the Owner Participant, shall issue, pursuant to Article II of the Trust Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II opposite the name of such Pass Through Trust.

               (b) Payment of Owner Participant's Commitment. Subject to the terms and conditions of this Agreement, the Owner Participant agrees with the Lessee and only with the Lessee on behalf of the Owner Trustee, subject to the terms and conditions of this Agreement, to make the amount of its Commitment as set forth on Schedule II available for and on account of the Owner Trustee on the Delivery Date specified in the Delivery Notice pursuant to Section 2(c) by wire transfer of such amount in immediately available funds, to the Owner Trustee for deposit in its account at State Street Bank and Trust Company of Connecticut, National Association, 225
Asylum Street, Hartford, Connecticut 06103, ABA No. _________, Account No. __________, Reference: US Airways, Inc. 2000-1 EETC/US Airways, Inc. Trust
No. N___U_, not later than 9:30 a.m., New York City time. The amount of the Owner Participant's Commitment shall be held for the account of the Owner Participant by the Owner Trustee until released by the Owner Participant or its special counsel at closing or until returned to the Owner Participant in accordance with Section 2(f).

               (c) Lessee's Notice of Delivery Date. The Lessee agrees to give the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Subordination Agent at least three (3) Business Days written or facsimile notice prior to the Delivery Date, which notice shall specify the Lessor's Cost for the Aircraft, the estimated amount of the Owner Participant's Commitment, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the United States registration number for the Aircraft.

               (d) Default by Pass Through Trustee or Owner Participant. In case any of the Pass Through Trustee or the Owner Participant shall default in its obligation under the provisions of this Section 2, no other such party shall have any obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such nondefaulting party shall remain subject to the terms and conditions set forth in this Agreement.

               (e) Closing. The closing of the transactions referred to in this Agreement shall take place commencing at 9:30 a.m. local time, on the Delivery Date, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York.

               (f)  Postponement of Scheduled Closing Date.
                    --------------------------------------

               (i) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Delivery Date provided for pursuant to Section 2(c) (the "Scheduled Delivery Date"), the closing shall be deemed adjourned to the next Business Day or to such other Business Day on or prior to _______________ as Lessee shall specify by written notice to the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee, in which case the Owner Participant will keep its funds available.

               (ii) If the closing fails to occur on the Scheduled Delivery Date, the Owner Trustee shall promptly return to each Participant that makes funds available to it in accordance with this Section 2 such funds, together with interest or income earned thereon.

               (iii) If the closing fails to occur on the Scheduled Delivery Date and funds are not returned to each Participant that made funds available as provided by clause (ii) above, the Owner Trustee shall, if so instructed by Lessee, use reasonable efforts to invest, at the risk of Lessee, the funds received by it from Participants in Cash Equivalents. Any such obligations purchased by the Owner Trustee, whether directly or through a repurchase agreement, shall be held in trust by the Owner Trustee for the benefit of the respective Participants that provided such funds, and not as part of the Trust Estate or the Trust Indenture Estate.

               (iv) If the closing fails to occur on the Scheduled Delivery Date, unless the Owner Trustee returns all funds to the Participants by 2:00 p.m., New York City time, on the Scheduled Delivery Date, Lessee shall reimburse each Participant that has made funds available pursuant to this Section 2 for the loss of the use of its funds an amount equal to the excess, if any, of (x) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the actual Delivery Date or, if earlier, the day on which such Participant's funds are returned if such return is made by 2:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (y) any amount paid to such Participant in respect of interest or income earned by the Owner Trustee pursuant to clause (iii) above.

               (v) On the Delivery Date or on the date funds are required to be returned to Participants pursuant to clause (ii) above, Lessee shall reimburse the Owner Trustee, for the benefit of Participants that provided funds which are invested by the Owner Trustee pursuant to this subsection (f), for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the respective accounts of such Participants, and the Owner Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments, except for its own negligence or willful misconduct.


        SECTION 3.      INSTRUCTIONS TO THE OWNER TRUSTEE.

                      The Owner Participant agrees that its releasing the amount of its Commitment for the Aircraft to the account of the Owner Trustee in accordance with the terms of Section 2 and its instructions to the Owner Trustee to release such funds shall constitute, without further act, authorization and direction by the Owner Participant to the Owner
Trustee:

               (i) to purchase the Aircraft from Lessee and to pay to Lessee the Lessor's Cost for the Aircraft;

               (ii) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Acceptance Certificate;

               (iii) to accept from Lessee the Bill of Sale and the FAA Bill of Sale for the Aircraft referred to in Section 4(a)(v)(8) and 4(a)(v)(9);

               (iv) to execute an Aircraft Registration Application, the Lease Supplement and the Trust Supplement, in each case covering the Aircraft;

               (v) to borrow from the Pass Through Trustee and issue the Equipment Notes as provided in Section 2(a); and

               (vi) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.


        SECTION 4.    CONDITIONS PRECEDENT.

               (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii) and (v)(5), (xxi), (xxii) and (xxiii) shall not be a condition precedent to the obligations of the Pass Through Trustee, and paragraphs (iv), (vii) (insofar as it relates certificates and documents to be delivered by the Owner Participant) and (xiv) shall not be a condition precedent to the obligation of the Owner Participant and paragraph (xxv) shall not be a condition precedent to the obligations of the Subordination Agent:

               (i) At least three (3) Business Days prior to the Delivery Date, each of the parties hereto shall have received the Delivery Notice pursuant to Section 2(c).

               (ii) On the Delivery Date, no change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for the Pass
        Through Trustee or the Owner Participant to make its Commitment available in accordance with Section 2.

               (iii) In the case of the Owner Participant, the Pass Through Trustees shall have made available the amount of their Commitments for the Aircraft in accordance with Section 2.

               (iv) In the case of the Pass Through Trustees, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 2.

               (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent and shall be in full force and effect and executed counterparts shall have been delivered to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, or their respective counsel, provided that only the Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Equipment Note and provided, further, that an excerpted copy of the Purchase Agreement shall only be delivered to and retained by the Owner Trustee (but the Indenture Trustee shall also retain an excerpted copy of the Purchase Agreement which may be inspected by the Owner Participant and its counsel prior to the Delivery Date and subsequent to the Delivery Date may be inspected and reviewed by the Indenture Trustee if and only if there shall occur and be continuing an Indenture Event of Default), the chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft dated the Delivery Date shall be delivered to the Indenture Trustee, the Tax Indemnity Agreement need only be satisfactory to the Owner Participant and Lessee and shall only be delivered to Lessee and the Owner Participant and their respective counsel:

                      (1) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

                      (2)    the Purchase Agreement Assignment;

                      (3)    the Lease;

                      (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                      (5)    the Tax Indemnity Agreement;

                      (6)    the Trust Agreement;

                      (7) a Trust Indenture and Trust Supplement covering the Aircraft dated the Delivery Date;

                      (8)    the Bill of Sale;

                      (9)    the FAA Bill of Sale;

                      (10) an acceptance certificate covering the Aircraft
               in the form agreed to by the Owner Participant and Lessee (herein called the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which may be a representative of Lessee, and by such representative on behalf of Lessee;

                      (11)   the Trust Indenture;

                      (12)   the Equipment Notes;

                      (13)   the Consent and Agreement; and

                   (14) the French Law Pledge Agreement.

               In addition, the Pass Through Trustee and the Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

                      (1)    each of the Pass Through Trust Agreements;

                      (2)    the Intercreditor Agreement;

                      (3) the Liquidity Facility for each of the Class G and Class C Pass Through Trusts; and

                      (4) the Policy Provider Agreement and the Policy for the Class G Pass Through Trust.

               (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by the Owner
        Trustee, and arrangements satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the filing of such financing statement or statements in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Pass Through Trustee shall have been executed and delivered by Lessee or the Owner Trustee and arrangements satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the filing of such financing statements.

               (vii) The Owner Trustee, the Owner Participant, the Indenture Trustee, Pass Through Trustee and the Subordination Agent shall have received the following, in each case in form and substance satisfactory to it (except it shall not be a condition to the obligation of any such party that it receive a certificate or other document required to be delivered by it):

               (A) (1) an incumbency certificate of Lessee as to the person or persons authorized to execute and deliver the Operative Documents to which the Lessee is a party and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of Lessee or Lessee's executive committee, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee in connection with the transactions contemplated hereby; and

                      (3) a copy of the certificate of incorporation of
               Lessee, certified by the Secretary of State of the State of Delaware, a copy of the by-laws of Lessee certified by the Secretary or Assistant Secretary of Lessee, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date shortly prior to the closing, as to the due incorporation and good standing of Lessee in such state.


               (B) (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Indenture Trustee is a party and any other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

                      (3) a copy of the articles of association of the
               Indenture Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Indenture Trustee certified by the Secretary or an Assistant Secretary of the Indenture Trustee, and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to closing, as to the existence of the Indenture Trustee under the laws of the United States of America; and

                      (4) a certificate signed by an authorized officer of
               the Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

               (C) (1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Owner Trustee is a party and any other documents to be executed on behalf of the Owner Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby;

                      (3) a copy of the articles of association of the
               Owner Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Owner Trustee certified by the Secretary or an Assistant Secretary of the Owner Trustee and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to closing, as to the good standing of the Owner Trustee; and

                      (4) a certificate signed by an authorized officer of
               the Owner Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Trustee (in its individual capacity and as trustee) are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

               (D) (1) an incumbency certificate of the Owner Participant as to the person or persons authorized to execute and deliver the Operative Documents to which the Owner
               Participant is a party and any other documents to be executed on behalf of the Owner Participant in connection with the transactions contemplated hereby and the signatures of such person or persons;

                      (2) a copy of the resolutions of the board of
               directors of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner
               Participant, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Participant in connection with the transactions contemplated hereby have been duly authorized;

                      (3) a copy of the certificate of incorporation of the
               Owner Participant certified by the Secretary of State of the State of __________, a copy of the by-laws of the Owner Participant, each certified by the Secretary or an Assistant Secretary of the Owner Participant, and a certificate or other evidence from the Secretary of State of the State of ____________, dated as of a date shortly prior to closing, as to the due incorporation and good standing of the Owner Participant in such state; and

                      (4) a certificate signed by an authorized officer of
               the Owner Participant, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Participant are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

               (viii) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

               (ix) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received a certificate signed by an authorized officer of Lessee to the effect that:

                      (1) the Aircraft has been duly certified by the Federal Aviation Administration as to type and has a current certificate of airworthiness;

                      (2) the FAA Bill of Sale, the Lease, the Lease
               Supplement, the Trust Indenture and the Trust Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration, and the Trust Agreement shall have been filed (or shall be in the process of being so filed) with the Federal Aviation Administration;

                      (3) application for registration of the Aircraft in
               the name of the Owner Trustee (together with any required affidavits) has been duly made with the Federal Aviation Administration;

                      (4) the representations and warranties contained
               herein of Lessee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                      (5) the conditions to the purchase of the Equipment
               Notes by the Pass Through Trustees under the Pass Through Documents have been duly satisfied or waived in accordance with their respective terms.

               (x) In the case of the Pass Through Trustees, the conditions specified in Section 3 of the Note Purchase Agreement shall have been satisfied or waived.

               (xi) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit B-1 hereto from Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for Lessee, and an opinion dated the Delivery Date substantially in the form of Exhibit B-2 hereto from Lessee's legal department.

               (xii) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, an opinion dated the Delivery Date substantially in the form of Exhibit C hereto from Clifford Chance, with respect to the Manufacturer Documents.

               (xiii) The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit D hereto from Ray, Quinney & Nebeker, special counsel for the Owner Trustee.

               (xiv) The Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit E-1 hereto from ________________, special counsel for the Owner Participant, and an opinion dated the Delivery Date substantially in the form of Exhibit E-2 hereto from the Owner Participant's in-house counsel.

               (xv) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit F hereto from Crowe & Dunlevy, P.C., special FAA counsel.

               (xvi) The Owner Trustee, the Owner Participant, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit G from Bingham Dana LLP, special counsel for the Indenture Trustee.

               (xvii) [Reserved.]

               (xviii)The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received an insurance certificate together with an independent insurance broker's report, in form and substance satisfactory to the Owner Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

               (xix) The Owner Participant shall have received an appraisal dated the Delivery Date from ______________ in form and substance satisfactory to it.

               (xx) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (xxi) The Owner Participant shall have received from ____________________, special tax counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

               (xxii) There shall have been, since the date hereof, no amendment, modification, addition, or change in or to the provisions of the Code, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the anticipated income tax benefits with respect to the Aircraft.

               (xxiii)The Owner Trustee, the Owner Participant, the Indenture Trustee and the Subordination Agent, shall have received
        (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (B) an opinion dated the Delivery Date substantially in the form of Exhibit H hereto addressed to each such party of Bingham Dana LLP, special counsel for the Pass Through Trustee, and
        (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

               (xxiv) No Lease Event of Default has occurred and is continuing and no Event of Loss has occurred with respect to the Airframe or any Engine.

               (xxv) The Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit I from Bingham Dana LLP, special counsel for the Subordination Agent.

        Promptly upon the registration of the Aircraft and the recording of the Trust Indenture, the Lease, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Transportation Code, Lessee will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Trust Indenture, such Lease Supplement, such Trust Supplement and the Lease and the filing of the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

               (b) Conditions Precedent to the Obligations of Lessee. It is agreed that (A) the obligations of Lessee to sell the Aircraft to the Owner Trustee and to accept delivery of the Aircraft under the Lease on the Delivery Date, and (B) the obligations of Lessee to enter into the other Operative Documents on the Delivery Date are all subject to the fulfillment to the satisfaction of Lessee prior to the Delivery Date of the following conditions precedent:

               (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

               (ii) The conditions specified in Sections 4(a)(ii), 4(a)(iii) and 4(a)(iv) hereof shall have been satisfied.

               (iii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Equipment Notes) shall have been delivered to Lessee or its special counsel.

               (iv) Lessee shall have received (A) each certificate referred to in Section 4(a)(vii) (other than the certificate and documents referred to in clause (A) thereof), (B) the certificate referred to in Section 4(a)(xxiii)(A), and (C) such other documents and evidence with respect to the Pass Through Trustee as Lessee or its special counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

               (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv), 4(a)(xvi),
        4(a)(xxv), and 4(a)(xxiii)(B) in each case addressed to Lessee and dated the Delivery Date and in each case in scope and substance reasonably satisfactory to Lessee and its special counsel.

               (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

               (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Lessee to enter into any transaction contemplated by the Operative Documents.

               (viii) There shall have been, since the date hereof, no amendment, modification, addition or change in or to the Code, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

               (ix) Lessee shall have been paid Lessor's Cost for the Aircraft.

        SECTION 5. EXTENT OF INTEREST OF NOTE HOLDERS. No Note Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder, under the Trust Indenture and under such Equipment Notes shall have been paid in full. Each Pass Through Trustee and, by its acceptance of a Equipment Note, each Note Holder agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Note Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to the Pass Through Trustees or any Note Holder for any amounts payable under the Equipment Notes, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.


        SECTION 6.    REPRESENTATIONS AND WARRANTIES OF LESSEE; INDEMNITIES.

               (a) Representations and Warranties. Lessee represents and warrants to the Pass Through Trustee, the Owner Trustee, the Indenture Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent and the Owner Participant that:

               (i) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under the Lessee Documents, the Pass Through Trust Agreements and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in each state in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries considered as one enterprise;

               (ii) Lessee is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Virginia) is located at Arlington, Virginia;

               (iii) the execution and delivery by Lessee of the Lessee Documents, the Pass Through Trust Agreements and each other Operative Document to which Lessee is a party, and the performance of the obligations of Lessee under the Lessee Documents, the Pass Through Trust Agreements and each other Operative Document to which Lessee is a party, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by- laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries considered as one enterprise provided, that insofar as the representations and warranties set forth in this Section 6(a)(iii) apply to the prohibited transaction rules of ERISA and Section 4975 of the Code, such representations and warranties are based upon and subject to the truth and accuracy of the representations, warranties and covenants set forth in Section 7(n) and the representations and warranties made or deemed made by each purchaser of Certificates issued by a Pass Through Trust;

               (iv) neither the execution and delivery by Lessee of the Lessee Documents, the Pass Through Trust Agreements or any other Operative Document to which Lessee is a party, nor the performance of the obligations of Lessee under the Lessee Documents, the Pass Through Trust Agreements or the other Operative Documents to which Lessee is a party, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction over Lessee, other than (A) the registration of the Pass Through Trust Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Trust Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee or any Sublessee required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been, or on the Delivery Date will be, duly obtained and are, or on the Delivery Date will be, in full force and effect, (D) the application for registration of the Aircraft referred to in Section 4(a)(ix)(3), (E) the registrations and filings referred to in
        Section 6(a)(vi), and (F) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries considered as one enterprise;

               (v) this Agreement, each of the other Lessee Documents and the Pass Through Trust Agreements to which Lessee is a party constitute (or, in the case of documents to be executed on the Delivery Date, will constitute) the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease;

               (vi) except for (A) the filing of the Trust Agreement with the FAA, (B) the registration of the Aircraft pursuant to the Transportation Code, (C) the filing for recording pursuant to the Transportation Code of the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Trust Indenture with the Trust Supplement attached thereto and made a part thereof and the FAA Bill of Sale, (D) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Virginia and Utah and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(xi) hereof, and (E) the taking of possession by the Indenture Trustee of the original chattel paper counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or other action is necessary under the laws of the United States of America or any State thereof in order to perfect the Owner Trustee's title to and interest in the Aircraft as against Lessee and any third parties, or to perfect the security interest in favor of the Indenture Trustee in the Owner Trustee's interest in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107) and in the Lease in any applicable jurisdiction in the United States;

               (vii) neither Lessee nor any of its Affiliates has directly or indirectly offered any interest in the Trust Estate, the Equipment Notes or the Pass Through Trust Certificates for sale to any Person other than in a manner permitted by the Securities Act and by the rules and regulations thereunder;

               (viii) Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (ix) no event has occurred and is continuing which constitutes a Lease Default or Lease Event of Default;

               (x) no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

               (xi) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

               (xii) none of the proceeds from the issuance of the Equipment Notes or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System;

               (xiii) on the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 6(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

               (xiv) except as may have been disclosed in the Lessee's reports filed with the Securities and Exchange Commission, there are no pending or threatened actions or proceedings that individually or in the aggregate which could be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries considered as one enterprise;

               (xv) the Owner Trustee will receive good and marketable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iv) (solely for Taxes not yet due but excluding any such Taxes being contested) and clause (v) of
        Section 6 of the Lease (solely securing obligations that are not yet due, but excluding any such obligations being contested);

               (xvi) the audited consolidated balance sheet of Lessee with respect to fiscal year ended _____2 included in Lessee's annual report on Form 10-K for the year ended _____, [as amended], filed by Lessee with the SEC, and the related consolidated statements of income, stockholders' equity and cash flows for the period then ended, have been prepared in conformity with GAAP and present fairly in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the result of its operations and cash flows for such period; and

--------
        2    Insert most recent fiscal year end.


               (xvii) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries considered as one enterprise.

               (b)  General Tax Indemnity.
                    ---------------------

               (i) Indemnity. Except as provided in Section 6(b)(ii) hereof, Lessee hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee on an after-tax basis for all Taxes imposed by the United States or any state, local or foreign government or taxing authority upon or with respect to (A) the Aircraft, (B) the manufacture, ownership, delivery, lease, sale, alteration, change in registration, sublease, possession, use, operation, condition, maintenance, financing, inspection, overhaul, testing, modification, storage, manufacture, purchase, acceptance, rejection, or registration of the Aircraft, (C) the rentals or receipts from the Aircraft, (D) the payments made pursuant to any of the Operative Documents, (E) the interest and principal paid with respect to the Equipment Notes and (F) the income or proceeds from the property held in the Trust Estate or the Trust Indenture Estate.

               (ii)   Exclusions from General Tax Indemnity.  The provisions of
        Section 6(b)(i) shall not apply to:

                      (1) Taxes on, based on, measured by or with respect
               to the gross or net income, gross or net receipts, minimum or alternative taxes, tax preferences, capital, net worth, franchise or conduct of business (but not excluding sales, use, license, rental, ad valorem, value added tax (to the extent that such value added tax is not imposed as a substitute for an income tax) or property taxes) (a) imposed by the United States or by any state or local government or taxing authority or (b) imposed by any foreign government or taxing authority except where such Tax is imposed by reason of the use, location, registration, subleasing, leasing or operation of the Aircraft or the presence or activities of Lessee in such jurisdiction and exceeds the Tax that would have been imposed on the Indemnitee regardless of the use, location, registration, subleasing, leasing or operation of the Aircraft or the presence or activities of Lessee;

                      (2) Taxes that would not have been imposed but for a Lessor's Lien;

                      (3) Taxes resulting from a voluntary transfer by the
               Owner Participant of the Aircraft, the Trust Estate, or the Operative Documents, or any interest therein, or a transfer relating to bankruptcy or similar proceedings involving the Owner Participant;

                      (4) Taxes resulting from the willful misconduct or negligence of the Indemnitees;

                      (5) Taxes imposed with respect to any period after
               the expiration of the Lease or the earlier discharge in full of Lessee's obligation to pay Termination Value;

                      (6) Taxes imposed on any transferee (a) if such Tax
               would not have been imposed on the original Indemnitee, or
               (b) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Indemnitee;

                      (7)    Taxes which have been included in the Lessor's
               Cost;

                      (8) Taxes imposed by a government or taxing authority
               of any jurisdiction that would have been imposed on the Indemnitee for activities or property in such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

                      (9) Taxes being contested pursuant to the contest provisions contained in Section 6(b)(iv);

                      (10) Taxes imposed on the Owner Trustee or the Owner
               Participant based on, measured by or imposed with respect to any fees, commissions or compensation received by it;

                      (11) Taxes imposed on the Owner Participant and indemnified under the Tax Indemnity Agreement;

                      (12) Interest, penalties and additions to Tax to the
               extent imposed as a result of the failure of the Owner Participant to timely and properly file any return, unless such failure is caused by Lessee's failure to timely provide information required to be provided under the Operative Documents;

                      (13) Taxes that would not have been imposed but for
               an Indemnitee's breach of any covenant or the inaccuracy of any representation or warranty of such Indemnitee in any of the Operative Documents;

                      (14) Taxes in the nature of an intangible or similar
               Tax imposed upon, or with respect to, (a) the value of the Owner Participant's interest in the Trust or the Indenture Trust or (b) the value or the principal amount of any Lender's interest in any of the Equipment Notes;

                      (15) U.S. withholding taxes imposed on payments to a foreign person; and

                      (16) Taxes imposed by section 4975 of the Code or any successor provision thereto.


        References to the Owner Participant shall include such Person's respective successors and permitted assigns, officers, directors, servants, employees, agents and Affiliates.

               (iii) Payments. The Lessee's indemnity obligation to an Indemnitee under this Section 6(b) shall include any amount necessary to hold such Indemnitee harmless (as determined in good faith by such Indemnitee), after taking into account any tax benefits actually realized by such Indemnitee (including, without limitation, any benefits realized as a result of an indemnifiable Tax being utilized by such Indemnitee as a credit against Taxes not indemnifiable under this Section 6(b)), from the net amount of all Taxes actually required to be paid by such Indemnitee by reason of the receipt or accrual of the amounts payable under this Section 6(b). Each Indemnitee shall provide Lessee with such certifications, information and documentation as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 6(b).

        At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by an Indemnitee to Lessee pursuant to this Section 6(b) shall be verified and certified by a nationally recognized independent public accounting firm selected by the Indemnitee and reasonably acceptable to Lessee. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Indemnitee, in which case the costs shall be paid by such Indemnitee.

        Each Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any government or taxing authority concerning any Tax for which it seeks indemnification under this
Section 6(b); provided, however, the failure to provide such notice shall not adversely affect such Indemnitee's right to indemnity under this
Section 6(b) except to the extent such failure materially adversely affects the contest of the Tax. The Lessee shall pay any amount for which it is liable pursuant to this Section 6(b) directly to the appropriate government or taxing authority if legally permissible or, upon demand of an Indemnitee, to such Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section (6)(b)(iv), within 30 days after a Final Determination (as defined below)), but in no event more than one business day prior to the date the Tax to which such amount payable hereunder relates is due, provided, Lessee shall not be required to make any payment pursuant to this Section 6(b)(iii) unless the Indemnitee elects to pay such Tax claimed and sue for a refund as provided in Section 6(b)(iv). If requested by an Indemnitee in writing, Lessee shall furnish to the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax or such other evidence of payment of Tax. For purposes of this Section 6(b), a "Final Determination" shall mean (A) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 6(b)(iv), which decision, judgment, decree or other order has become final and unappealable, (B) a closing agreement or settlement agreement entered into in accordance with Section 6(b)(iv) that has become binding and is not subject to further review or appeal absent fraud or misrepresentation or
(C) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

        If any Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 6(b) and such savings was not otherwise taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee an amount equal to the lesser of (A) the amount of such tax savings, plus any additional tax savings actually realized as the result of any payment made pursuant to this sentence and (B) the amount of all payments made by Lessee to such Indemnitee (reduced by any payments previously made by such Indemnitee to Lessee pursuant to this Section 6(b)), and the excess, if any, of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this
Section 6(b)). No Indemnitee shall have any obligation to make any payment while a Lease Event of Default has occurred and is continuing.

        Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this Section 6(b) pursuant to a Final Determination by a tax authority as to which such Indemnitee has made the payment to Lessee required hereby or which tax benefit was otherwise taken into account in computing Lessee's indemnity obligation pursuant to this Section 6(b) in a taxable year subsequent to the utilization by such Indemnitee shall be treated as a Tax for which Lessee is obligated to indemnify pursuant to this Section 6(b).


               (iv) Contests. If a written claim is made against an Indemnitee or if any proceeding is commenced against an Indemnitee (including a written notice of such proceeding) for Taxes as to which Lessee could be liable for payment or indemnity hereunder, or if an Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Indemnitee shall promptly give Lessee notice in writing of such claim (provided, however, that the failure to provide such notice shall not affect Lessee's obligations hereunder to the Owner Participant unless such failure shall materially adversely affect the right to contest such claim) and shall not take any action with respect to such claim or Tax without the consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, however, that, if such Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Indemnitee shall take no action for as long as it is legally able to do so (it being understood that an Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (A)(I) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not prejudice the right to contest or (II) the failure to so pay would result in criminal penalties and (B) such Indemnitee shall act in connection with paying the Tax in the manner that is the least prejudicial to the pursuit of the contest). In addition, such Indemnitee shall (provided that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Indemnitee shall, at the expense of Lessee (including all reasonable out-of-pocket costs and reasonable attorney and accountants fees), in good faith contest (or, if permitted by applicable law, allow Lessee to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (X) resisting payment thereof, (Y) not paying the same except under protest if protest is necessary and proper or (Z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee, the Indemnitee shall appeal any adverse administrative or judicial decision, except that the Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Documents without, in the good faith judgment of such Indemnitee, adversely affecting such Indemnitee, such Indemnitee shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee such information or data that is in such Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by an Indemnitee, such Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. An Indemnitee shall not fail to take any action expressly required by this Section 6(b)(iv) (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of Lessee (except as contemplated by this Section 6(b)(iv)).

        Notwithstanding the foregoing, in no event shall an Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (A) Lessee shall have agreed to pay such Indemnitee on demand all reasonable out-of-pocket costs and reasonable attorney and accountants fees that such Indemnitee shall incur in connection with contesting such claim,
(B) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof plus (to the extent indemnified hereunder) interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free basis and with no additional net after-tax cost to such Indemnitee (and such Indemnitee shall promptly pay to Lessee any net realized tax benefits resulting from any imputed interest deduction arising from such interest free advance from Lessee plus any tax benefits resulting from making any such payment), (C) such Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Indemnitee), (D) no Lease Event of Default shall have occurred and be continuing at the time the contest is begun unless Lessee has provided security for its obligations hereunder by advancing to such Indemnitee before proceeding with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Indemnitee for reasonable expenses, and (E) in the case of a contest that is being pursued by an Indemnitee, the aggregate amount of the claim (together with the amount of all similar or logically related claims that have been or could be raised with any or all of the other Aircraft leased by the Owner Participant to Lessee or raised in any other audit for which Lessee would have an indemnity obligation under this Section 6(b)(iv)) is at least $3,000. Notwithstanding the foregoing, if any Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 6(b) without the written permission of Lessee, Lessee's obligation to indemnify such Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to this Section 6(b)(iv), and subject to
Section 6(b)(iii), such Indemnitee shall repay to Lessee any amount previously paid or advanced to such Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such Tax.

        Notwithstanding anything contained in this Section 6(b), an Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Indemnitee (A) shall waive its right to indemnity under this Section 6(b), with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim) and (B) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 6(b) with respect to such Tax, plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such Tax.


               (v) Refunds. If any Indemnitee shall receive a refund or credit (or would have received such refund or credit but for a counterclaim or other claim not indemnified by Lessee hereunder (a "deemed refund or credit")) with respect to all or any part of any Taxes paid, reimbursed or advanced by Lessee, in each case, whether by means of a deduction, credit, refund or otherwise, and which was not taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee within 30 days of such receipt or, in the case of a deemed refund or credit, within 30 days of the resolution of such contest, an amount equal to the lesser of (A) the amount of such refund or credit or deemed refund or credit actually realized by such Indemnitee, plus any additional tax savings actually realized by such Indemnitee as a result of any payment made pursuant to this sentence (including clause (A)), and
        (B) such tax payment, reimbursement or advance by Lessee to such Indemnitee theretofore made pursuant to this Section 6(b) and the excess, if any, of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this Section
        6(b)). If, in addition to such refund or credit (or deemed refund or credit), such Indemnitee shall receive or be credited with (or would have received but for a counterclaim or other claim not indemnified by Lessee hereunder) an amount representing interest on the amount of such refund or credit or deemed refund or credit, as the case may be, such Indemnitee shall pay to Lessee within 30 days of such receipt or, in the case of a deemed refund or credit, within 30 days of the resolution or such contest, that portion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or credit or deemed refund or credit. Each Indemnitee agrees to reasonably cooperate with Lessee in claiming and pursuing any such refunds or credits of any Taxes payable or indemnifiable pursuant to this Section 6(b).

               (vi) Tax Filing. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 6(b), Lessee shall timely file the same (except for any such report, return or statement which an Indemnitee has timely notified Lessee in writing that such Indemnitee intends to file, or for which such Indemnitee is required by law to file, in its own name); provided, that the relevant Indemnitee shall furnish Lessee with any information in such Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee, but in no event shall be obligated to furnish tax returns, although it may be required to furnish relevant information contained therein. The Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Indemnitee, and the Owner Trustee if the Indemnitee is not the Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Indemnitee of such requirement and prepare and deliver such report, return or statement to such Indemnitee in a manner satisfactory to such Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

               (vii) Forms. Each Indemnitee agrees to furnish from time to time to Lessee or the Indenture Trustee or to such other Person as Lessee or the Indenture Trustee may designate, at Lessee's or the Indenture Trustee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any government or taxing authority, if (A) such reduction or exemption is available to such Indemnitee and (B) Lessee has provided such Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Indemnitee.

               (viii) Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this
        Section 6(b) prior to making any payment to such Indemnitee under this Section 6(b).

               (ix) Subrogation. Upon payment of any Tax by Lessee pursuant to this Section 6(b) to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Indemnitee may have relating thereto. Such Indemnitee shall cooperate with Lessee to permit Lessee to pursue such claims.

               (c) General Indemnity. Lessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to, based on or arising out of (A) the execution, delivery and performance of the Operative Documents or the Pass Through Documents and the transactions contemplated thereby; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the manufacture, purchase, registration, reregistration, financing, refinancing, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use or non-use, operation, maintenance, overhaul, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of the Aircraft including, without limitation, any violation of law relating to the Aircraft (including environmental laws), latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; (D) the offer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest on or prior to the Delivery Date (including any violation of securities laws or ERISA); or (E) the offer or sale of any interest in the Equipment Notes or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft) on the Delivery Date or in connection with a refinancing in accordance with the terms hereof (including any violation of securities laws or ERISA); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense to the extent such Expense is attributable to one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or the Pass Through Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any of its agreements, covenants or conditions in any of the Operative Documents or the Pass Through Documents, or (3) the willful misconduct or the gross negligence of such Indemnitee, or (4) (A) in the case of any Indemnitee, the offer, sale or other disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine (other than during the continuance of a Lease Event of Default or pursuant to and in accordance with Sections 9, 10, 15 or 19 of the Lease), (B) in the case of a Note Holder, the offer, sale or other disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in any Equipment Note or (C) in the case of any Indemnitee, the offer, sale or other disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, or
(5) any Tax (other than taxes under ERISA or Section 4975 of the Code that are not excluded from the foregoing indemnity by reason of clause 18 below) whether or not Lessee is required to indemnify for such Tax pursuant to
Section 6(b) hereof (it being understood that Section 6(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (6) in the case of the Owner Participant, the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest except during the continuance of an Event of Default so long as such disposition is made in accordance with Section 7(k), or (7) in the case of the Owner Trustee in its individual and trust capacities, and the Affiliates, successors and assigns thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts distributable by it thereunder, or (8) in the case of the Indenture Trustee in its individual and trust capacities, failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts distributable by it thereunder, or (9) in the case of any Pass Through Trustee, failure on the part of such Pass Through Trustee or the Subordination Agent to distribute in accordance with the Intercreditor Agreement and the Pass Through Trust Agreement amounts received and distributable thereunder, or (10) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents (a) are not or were not requested by Lessee or (b) are not occasioned by a specific requirement of the Operative Documents, or
(11) except to the extent fairly attributable to acts or events occurring during the Term or actions taken (or required to be taken and not taken) during the Term, actions taken (or required to be taken and not taken) or events occurring after the earlier of: (I) the return of possession of the Aircraft to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to and in accordance with Section 15 thereof, in which case Lessee's liability under this Section 6(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such Section
15), (II) the termination of the Term in accordance with Section 9 of the Lease, (III) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss or (IV) termination of the Lease and payment by Lessee of all amounts required to be paid by Lessee pursuant to the terms of the Operative Documents or (12) any amount which any Indemnitee expressly agrees to pay under any Operative Document or any amount which is expressly stated to be an Expense that is not reimbursable by Lessee under the Operative Documents, or (13) any amount that is an ordinary and usual operating or overhead expense of any Indemnitee (it being understood out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating and overhead expenses"), or (14) any amounts relating to the deregistration with the FAA of the Aircraft as a result of the Owner Participant or the Owner Trustee, as the case may be, not being a Citizen of the United States or any other act or omission of the Owner Trustee, the Owner Participant or such Indemnitee, or (15) any amounts attributable to any Lien which such Indemnitee is required to remove pursuant to the terms of the Operative Documents or the Pass Through Documents, or (16) any loss of tax benefits or increases in tax liability whether or not the Lessee is required to indemnify an Indemnitee elsewhere in the Operative Documents, or (17) principal of, or interest or premium on the Equipment Notes, or (18) any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of
Section 3(3) of ERISA, or individual retirement account or plan subject to
Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the Person or Persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding, or (19) without limiting any indemnification otherwise expressly provided under the Operative Documents, any amount payable under the Pass Through Documents (other than the Participation Agreement) to the extent not included in the definition of Supplemental Rent.

               Lessee's indemnity obligation to an Indemnitee under this
Section 6(c) shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
Section 6(c) and any tax benefits realized by such Indemnitee as a result of the accrual or payment of such Expense shall equal the amount of the Expense indemnifiable under this Section 6(c).

               If any Indemnitee shall realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 6(c) (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Indemnitee shall pay to Lessee an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 6(c) by Lessee to such Indemnitee (less any payments previously made by such Indemnitee to Lessee pursuant to this Section 6(c)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this Section 6(c)).

               Nothing in this Section 6(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Equipment Notes or of the residual value of the Aircraft.

               If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to give such notice shall not affect the obligations of Lessee hereunder except to the extent Lessee is prejudiced by such failure or the Lessee's indemnification obligations are increased as a result of such failure. If no Lease Event of Default shall have occurred and be continuing, Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on, the Aircraft, the Trust Estate, the Trust Indenture Estate or any part thereof unless in such an event Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

               The affected Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 6(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 6(c).

               The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 6(c).

               Upon payment of any Expense pursuant to this Section 6(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

               If an Indemnitee is reimbursed, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded, including interest received thereto (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense pursuant to this Section 6(c)) over to Lessee.

               To the extent permitted by applicable law, interest at the Base Rate plus one percent (1.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

               Any amount which is payable to Lessee by any Person pursuant to this Section 6 shall not be paid to Lessee if a Lease Event of Default has occurred and is continuing or if any payment is due and owing by Lessee to such Person under the Lease or any other Operative Document. Any such amount shall be held by such Person (the Lessee hereby granting a security interest in such amount to such Person) and, if a Lease Event of Default shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Lease Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.


        SECTION 7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (a) Covenants Regarding Citizenship. Each of the Owner Participant and First Security Bank, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as practicable, but in any event within 60 days of obtaining knowledge of such ineligibility or loss of citizenship effect a voting trust, voting powers agreement or other similar arrangement or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. It is agreed that:
(A) the Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of a Equipment Note for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 7(a) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 7(a). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this
Section 7(a). First Security Bank, National Association, in its individual capacity, agrees that if at any time an officer or responsible employee of the Corporate Trust Department of First Security Bank, National Association, shall obtain actual knowledge that First Security Bank, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank, National Association, in its individual capacity, does not comply with the requirements of this Section 7(a), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that a Lease Default or Lease Event of Default shall not have occurred and be continuing due to non-compliance by Lessee with the registration requirements in the Lease.

               (b) Location of Records. First Security Bank, National Association, in its individual capacity, agrees that it will not change the location of its principal place of business or the office where it maintains its books and records with respect to the Aircraft and the Trust Estate to a location outside of Salt Lake City, Utah, without prior written notice to all parties.

               (c) Securities Act. Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Equipment Notes for sale to, or solicited any offer to buy any Equipment Note from, any Person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act or the rules and regulations thereunder.

               (d) Reregistration. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and each Loan Participant agree that, at any time after the Depreciation Period, so long as no Lease Event of Default shall have occurred and be continuing, Lessee may elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as the country of registry of the Aircraft is a country listed on Exhibit A. Upon the request of the Lessee, Exhibit A shall be amended from time to time to include any other country which the Owner Participant and the Indenture Trustee have determined, acting reasonably, would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under the laws of the United States and the states thereof. In order for Lessee to effect a change in the country of registry of the Aircraft, Lessee shall deliver to the Owner Participant, the Owner Trustee (in its individual capacity) and the Indenture Trustee the following:

     (I) an Officer's Certificate certifying that (A) the insurance or self-insurance required by Section 11 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) all indemnities in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee under any Operative Document afford each such party substantially the same protection as provided prior to such change of registry, (C) the lien of the Trust Indenture in favor of the Trustee will continue as a first priority lien following such change of registry, (D) such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Note Holders, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee or the Trust Estate pursuant to this Agreement or the Tax Indemnity Agreement, and (E) that the new country of registry imposes aircraft maintenance standards not materially less stringent from those of any Permitted Foreign Air Authority; and

     (II) a favorable opinion (subject to customary exceptions) of counsel (opinion and counsel reasonably acceptable to the Owner Participant) addressed to the Owner Participant and the Indenture Trustee, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that: (A) the obligations of Lessee, and the rights and remedies of the Owner Trustee, under the Lease shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law); (B) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Indenture Trustee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Indenture Trustee to register or qualify to do business in such jurisdiction; (C) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk); (D) unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction, the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use; and
          (E) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary, and (2) the Owner Trustee and the Indenture Trustee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Indenture Trustee on or prior to the effective date of such change in registration).

Upon receipt of the foregoing certificate and opinion, the Owner
Participant and the Indenture Trustee will instruct the Owner Trustee to make such change of registration.

               Lessee shall pay all reasonable costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Owner Trustee, the Owner Participant and the Indenture Trustee, and other charges in connection with any such change in registration.

               (e) Owner Participant Representations and Warranties. The Owner Participant represents and warrants to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

               (i) it is duly incorporated, validly existing and in good standing under the laws of the State of __________ and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, and has the corporate power and authority to enter into and to perform its obligations under the Owner Participant Documents; this Agreement and the other Owner Participant Documents have been duly authorized, executed and delivered by it; and this Agreement and each of the other Owner Participant Documents constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and the Owner Participant is a Qualified Owner Participant;

               (ii) neither (A) the execution and delivery by the Owner Participant of the Owner Participant Documents nor (B) compliance by it with all of the provisions thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable law), or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, or result in the creation of any Lien (other than Liens provided for in the Operative
        Documents) upon any property of the Owner Participant under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

               (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Transportation Code or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of the Owner Participant Documents;

               (iv) there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

               (v) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the financing contemplated hereby and agreed to herein by the Owner Participant, Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Equipment Note or Pass Through Trust Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person; the Owner Participant's interest in the Trust Estate and the Trust Agreement is being acquired for its own account and is being purchased for investment and not with a view to any resale or distribution thereof;

               (vi) on the Delivery Date, the Trust Estate shall be free of Lessor Liens attributable to the Owner Participant; and

               (vii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement).

               (f) Lessor Liens. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 6.

               (g) Quiet Enjoyment. Each Loan Participant and each of the Indenture Trustee, the Subordination Agent, the Owner Trustee, the Pass Through Trustee and the Owner Participant covenants and agrees that, so long as no Lease Event of Default shall have occurred and be continuing and the Lessee has not been duly declared in default and, notwithstanding default by any Loan Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee or the Owner Participant, that such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's (or any Sublessee's) continued possession, use and operation of, and quiet enjoyment of, the Aircraft or Lessee's rights, benefits and obligations pursuant to the Transactions during the Term of the Lease, and the Lease shall not be terminated except as expressly provided therein.

               (h) Equipment Notes Acquired for Investment. Each Loan Participant represents and warrants that the Equipment Note to be issued to it pursuant to the Trust Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Equipment Note issued to it), except that the Loan Participants may sell, transfer or otherwise dispose of any Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act.

               (i)  [Reserved.]

               (j) Representations, Warranties and Covenants of Indenture Trustee. State Street Bank and Trust Company of Connecticut, National Association represents, warrants (as of the Delivery Date) and covenants, in its individual capacity, to Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Participant as follows:

               (i) the Indenture Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Trust Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Trust Indenture, each other Operative Document to which it is a party and to authenticate the Equipment Notes;

               (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Equipment Notes and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               (iii) this Agreement and each of the other Indenture Trustee Documents constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party; and

               (v) there are no Indenture Trustee Liens on the Aircraft or any portion of the Trust Estate.

               (k) Owner Participant Transfers. So long as the Aircraft shall be leased to the Lessee under the Lease, the Owner Participant will not, directly or indirectly, sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any Person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below),
(ii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in any risk of loss of tax benefits to, or any increase in the tax liability of, Lessee and (2) received from the Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to, and increase in the tax liability of, Lessee, and (iii) the Owner Participant sells, assigns, conveys or otherwise transfers all of its right, title and interest in and to this Agreement, the Trust Estate, the Trust Agreement and the proceeds therefrom to a single entity. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least [$50,000,000] or a corporation whose tangible net worth is at least [$50,000,000], exclusive of goodwill, in either case as of the proposed date of such transfer, as determined in accordance with generally accepted accounting principles, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations under the Operative Documents to which the Owner Participant is a party in form and substance reasonably satisfactory to Lessee, the Owner Trustee, and the Indenture Trustee, or (C) is an affiliate of the Owner Participant and the Owner Participant agrees to remain liable for all obligations of the Owner Participant under the Operative Documents; provided, further, that any Transferee shall not be an airline, a commercial aircraft operator, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar Person or an Affiliate thereof. Each such transfer to a Transferee shall be subject to the conditions that (S) upon giving effect to such transfer, the Transferee is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or other similar arrangement unless approved by Lessee), and has full power and authority to enter into the transactions contemplated hereby, (T) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, the Owner Trustee and the Indenture Trustee an opinion of counsel in form and substance reasonably satisfactory to Lessee and the Owner Trustee as to the due authorization, delivery, legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee and any guaranty provided pursuant to the provisions of this Section 7(k) as to the guarantor, (U) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee and Lessee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representations and warranties made by the Owner Participant thereunder, (V) such transfer does not affect registration of the Aircraft under the Transportation Code, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act or any other applicable Federal or state law and the Lessee shall be entitled to require an opinion of counsel to such effect, (W) the transferor Owner Participant assumes the risk of any adverse tax consequences with respect to the true lease nature of the transaction (including, without limitation, loss of depreciation and amortization deductions and interest deductions resulting from such transfer, (X) the transferor Owner Participant pays all of the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred in connection with such transfer, including the reasonable costs and expenses of the Owner Trustee, the Indenture Trustee, Lessee and the Loan Participants in connection therewith without the right of indemnification or reimbursement by Lessee, (Y) the terms of the Operative Documents and the Transactions shall not be altered and (Z) such transfer will not give rise to a Default under the Trust Indenture or an Indenture Event of Default. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee. If the Owner Participant intends to transfer any of its interests hereunder, it shall give thirty (30) days prior written notice thereof to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and providing the financial statements of such proposed Transferee.

               (l)   Reserved.

               (m) Compliance with Trust Indenture. First Security Bank, National Association, and State Street Bank and Trust Company of
Connecticut, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

               (n) ERISA Matters. The Owner Participant represents and warrants as of the Delivery Date that either (i) no part of the source of funds used to acquire and hold its interest in the Trust Estate constitutes the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, including, without limitation, as applicable, an insurance company general account ("Plan Assets") or (ii) the source of funds used to acquire and hold its interest in the Trust Estate is an insurance company general account (within the meaning of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995)), and as of the date hereof and at all times while it holds such interest (x) less than 25% of the assets of such general account do and will constitute Plan Assets and (y) the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners ("NAIC Annual Statement") (the "Reserves and Liabilities")) for the general account contract(s) held by or on behalf of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code (an "ERISA Plan"), together with the amount of the Reserves and Liabilities for the general account contract(s) held by or on behalf of any other ERISA Plans maintained by the same employer (or any "affiliate" thereof within the meaning of Section V(a)(1) of PTCE 95- 60) or by the same employee organization, do not and will not exceed 10% of the total Reserves and Liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account (the conditions of this clause (y) shall be referred to as the "Reserves and Liabilities Conditions"). Each Loan Participant agrees that it will not transfer any Equipment Note (or any part thereof) to any entity (except pursuant to Section 2.14 of the Trust Indenture) unless such entity either (i) makes a representation and warranty as of the date of transfer that no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes Plan Assets or that such purchase and holding will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and ERISA), provided, that Equipment Notes may be transferred to a Pass Through Trustee in connection with an offering of Certificates by the related Pass Through Trust if, as a condition of such offering, each Person or entity acquiring such Certificates makes (or is deemed to make) the foregoing representation and warranty with respect to its purchase and holding of such Certificates. The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such right, title, interest and proceeds (or any part thereof) constitutes Plan Assets or (ii) is an insurance company general account that represents, warrants and covenants both as of the date it acquires such right, title, interest and proceeds and at all times while it holds such right, title, interest and proceeds that (x) less than 25% of the assets of such general account will constitute Plan Assets and (y) the Reserves and Liabilities Conditions will be satisfied, such that such transfer will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and ERISA). The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(1) of the initial supplement to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.

               (o) Confidentiality of Purchase Agreement. Each Participant, the Owner Trustee and the Indenture Trustee agrees for the benefit of the Manufacturer and Lessee that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Equipment Notes (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) or the Owner Participant's beneficial interest in the Trust Estate and any exercise of remedies under the Lease and the Trust Indenture), (C) with the prior written consent of the Manufacturer and Lessee, (D) to the Owner Trustee's, the Indenture Trustee's and each Participant's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, or (E) in the case of the Owner Participant and/or the Owner Trustee, it may disclose so much of the Purchase Agreement as has been assigned to the Owner Trustee under the Purchase Agreement Assignment to bona fide potential purchasers of the Aircraft.

               (p) Margin Regulations. The Owner Trustee and the Owner Participant severally, not jointly, represent and warrant, as of the Delivery Date that none of the funds made available by the Pass Through Trustee pursuant to Section 1 hereof will be used for the purpose of purchasing or carrying any "margin security" as defined in Regulation U of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System, assuming that the proceeds were and are applied as contemplated by the provisions of this Agreement.

               (q) Loan Participant Liens. Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it.

               (r) Indenture Trustee Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

               (s) Representations and Warranties of Owner Trustee. The Owner Trustee, in its individual capacity (except as provided in clauses
(iii) and (vii) below) and (but only as provided in clauses (iii) and (vii) and, to the extent that it relates to the Owner Trustee, clauses (ii), (ix) and (xi) below) as Owner Trustee, represents and warrants to Lessee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Participant as follows:

               (i) the Owner Trustee, in its individual capacity, is a national banking association duly organized and validly existing in good standing under the laws of the United States, has full corporate power and authority to carry on its business as now conducted, has the corporate power and authority to execute and deliver the Trust Agreement, has the corporate power and authority to carry out the terms of the Trust Agreement, and has (assuming the authorization, execution and delivery of the Trust Agreement by the Owner Participant), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the Trust Indenture, the Equipment Notes, the Lease and each other Operative Document (other than the Trust Agreement) to which it is a party;

               (ii) the Owner Trustee in its trust capacity and, to the extent expressly provided herein, in its individual capacity, has duly authorized, executed and delivered this Agreement, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and in its trust capacity, except as expressly provided therein, has duly authorized, executed and delivered (or, in the case of Owner Trustee Documents to be executed on the Delivery Date, will on the Delivery Date, execute and deliver) the other Owner Trustee Documents and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) this Agreement and each of the other Owner Trustee Documents constitutes (or, in the case of documents to be executed and delivered on the Delivery Date, upon execution and delivery will constitute) the legal, valid and binding obligations of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Owner Trustee has duly authorized, and on the Closing Date shall have duly issued, executed and delivered to the Indenture Trustee for authentication, the Equipment Notes pursuant to the terms and provisions hereof and of the Trust Indenture, and each Equipment Note on the Closing Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Trust Indenture in accordance with the terms of such Equipment Note and the Trust Indenture;

               (iv) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any Owner Trustee Document, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or
        (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Operative
        Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

               (v) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States Federal governmental authority or agency regulating the trust powers of the Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Participation Agreement, the Trust Indenture, the Lease or the Equipment Notes, or any other Operative Document to which it is or will be a party or by which it is or will be bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Section 7(a)(iv);

               (vi) there exists no Lessor Lien attributable to the Owner Trustee, in its individual capacity;

               (vii) there exists no Lessor Lien attributable to the Owner Trustee, as lessor under the Lease;

               (viii) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the issuance of the Equipment Notes, or the execution and delivery in its individual capacity or as Owner Trustee, as the case may be, of any of the instruments referred to in clauses (i), (ii), (iii) and (iv) above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Utah and First Security Bank, National Association had not (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (c) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Utah;

               (ix) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (i), (ii), (iii) and (iv) above;

               (x) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Salt Lake City, Utah;

               (xi) the Owner Trustee has not, in its individual capacity or as Owner Trustee, directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Pass Through Trustee and the Owner Participant; and the Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the refinancing contemplated hereby and agreed to herein by the Owner Trustee, the Lessee has not acted as agent of the Owner Trustee) to offer directly or indirectly any Equipment Note, any Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

               (xii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangements);

               (xiii) there has not occurred any event which constitutes (or, to the best of its knowledge would, with the passing of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to the Owner Trustee, in its individual capacity, and which is presently continuing; and

               (xiv) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee.

               (t) Owner Participant Obligations on Lease Termination. The Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9(a)(1) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(b) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(b) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft and
(iii) the Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to
Section 9(b) of the Lease in connection with its retention of title to the Aircraft, the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Trustee.

               (u) Transfer of Title; Assumption of Equipment Notes. Each of the Owner Participant, the Owner Trustee, the Indenture Trustee and Lessee covenants and agrees that if Lessee elects (A) to purchase the Aircraft pursuant to Section 19(b) or Section 20 of the Lease or (B) to terminate the Lease and purchase the Aircraft pursuant to Section 19(c) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Equipment Notes each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Equipment Notes, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee. Notwithstanding the provisions of this Section 7(u), unless waived by the Loan Participants, Lessee shall not be entitled to assume the Equipment Notes on the date for purchase of the Aircraft pursuant to Section 19(c) or 20 of the Lease if on such date a Specified Default or Lease Event of Default shall have occurred and be continuing.

               Notwithstanding the foregoing, Lessee shall not be entitled to assume the obligations of the Owner Trustee in respect of the Equipment Notes unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft, (ii) the Indenture Trustee will be entitled to the benefits of 11 U.S.C. Section 1110; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee would have been entitled to the benefits of 11 U.S.C.
Section 1110 and (iii) the Pass Through Trusts will not be subject to Federal income taxation and the Note Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and will be subject to taxation in the same amounts, in the same manner, and at the same times as would have been the case if such assumption had not occurred.

               (v) Lessee Merger Covenant. Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

               (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a Citizen of the United States and (iii) a Certificated Air Carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Lease or the Aircraft;

               (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant an agreement in form and substance reasonably satisfactory to the Owner Participant a duly authorized, valid, binding and enforceable agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which Lessee is a party to be performed or observed by Lessee;

               (iii) immediately after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing; and

               (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) reasonably satisfactory to the Owner Participant, each to the effect that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7(v) and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 7(v), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7(v) from its liability in respect of any Operative Document to which it is a party.

               (w) Further Assurances. Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee, the Owner Participant and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Lessee will notify the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

               (x) Rent Adjustments. Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, EBO Amount and Termination Value, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

               (y) Owner Participant Costs on Return. The Owner Participant hereby agrees with Lessee that it will pay, or cause to be paid, all costs and expenses that are for the account of the Owner Trustee pursuant to
Section 5 of the Lease without the right of reimbursement or indemnification from Lessee.

               (z) Transfer of Equipment Notes. Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing
(copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Sections 7(c), 7(h), 7(n) and 7(q) hereof and this Section 7(z) and Sections 2.03,
2.14 and 4.03 of the Trust Indenture).

               (aa) Representations and Warranties of Pass Through Trustee. The Pass Through Trustee represents and warrants to Lessee, the Indenture Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

               (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement and to perform its obligations under the Pass Through Trust Agreements, the Intercreditor Agreement and this Agreement;

               (ii) this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, each of the Pass Through Trust Agreements and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but rather, each will be characterized either as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

               (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

               (vii) except for the issue and sale of the Pass Through Trust Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee or Lessee.

               (bb) Representations and Warranties of Subordination Agent. The Subordination Agent represents and warrants to Lessee, the Indenture Trustee, the Pass Through Trustee, the Liquidity Provider, the Policy Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

               (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement and to perform its obligations under this Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement;

               (ii) this Agreement, each of the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by- laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities, the Policy Provider Agreement or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or any of the Liquidity Facilities);

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement, the Policy Provider Agreement or any Liquidity Facility;

               (vii) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any [Policy Provider Agreement or] Liquidity Facility;

               (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee or Lessee; and

               (ix) [Certain Other Covenants of the Owner Participant and the Indenture Trustee. The Owner Participant hereby unconditionally agrees with Lessee, and only with Lessee (and not with any other party to this Participation Agreement), that on behalf of the Owner Trustee it will make available to the Indenture Trustee funds sufficient to pay the Indenture Trustee the amounts (the "Deferred Equity Amounts") set forth on the dates (the "Deferred Equity Dates") set forth in Schedule IV attached hereto; provided, that the Owner Participant shall not be obligated to make such funds available if an event specified in Section 14(e), (f) or (g) of the Lease which either does, or with the giving of notice or passage of time, or both, would constitute an Event of Default or Lease Event of Default shall have occurred and be continuing on the date on which such funds are to be made available. The Owner Participant and the Owner Trustee hereby direct the Indenture Trustee, and the Indenture Trustee hereby agrees, to apply any such payment of Deferred Equity Amounts to the payment of principal and interest on the Equipment Notes, as appropriate, which may be due and payable pursuant to the provisions of the Trust Indenture on such Deferred Equity Date. The Owner Participant agrees to make any such payment of Deferred Equity Amounts in immediately available funds on or before 11:00 a.m. New York City time, on the Deferred Equity Date. The Owner Participant agrees to give Lessee notice by 11:00 a.m., New York City time, on the Deferred Equity Date if it has failed to make the payment of the Deferred Equity Amount due on such date. The Indenture Trustee agrees to give Lessee notice by 12:00 noon, New York City time, on the Deferred Equity Date if it has failed to receive the payment of the Deferred Equity Amount due on such date. In the event the Owner Participant fails to make such payment, Lessee shall make the Advance under Section 3(g) of the Lease and the Owner Participant shall cause Lessor to comply with all of its obligations under said Section 3(g). The Owner Participant agrees to repay the amount of any Advance made pursuant to Section 3(g) of the Lease forthwith following the making thereof together with interest at a rate per annum equal to the Base Rate plus 2% commencing on the date of such Advances to the date of repayment and agrees that its obligation shall be a full recourse obligation of the Owner Participant. All amounts paid to the Lessee by the Owner Participant in respect of an Advance or deducted by the Lessee pursuant to Section 3(g) of the Lease shall be applied first to payment to Lessee of interest and then to payment to Lessee of amounts equal to the Advance.]3

        SECTION 8. RELIANCE OF LIQUIDITY PROVIDER AND POLICY PROVIDER. Each of the parties hereto agrees and acknowledges that the Liquidity Provider and the Policy Provider shall each be third party beneficiaries of each of the representations, warranties and covenants made herein by such party, and that each of the Liquidity Provider and the Policy Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to each of the Liquidity Provider and the Policy Provider directly. Lessee agrees and acknowledges that each of the Liquidity Provider and the Policy Provider shall be third party beneficiaries of the indemnities contained in Section 6(c) hereof, and each of the Liquidity Provider and Policy Provider may rely on such indemnities to the same extent as if such indemnities were made to each of the Liquidity Provider and Policy Provider directly.

        SECTION 9. OTHER DOCUMENTS. Each of the Owner Participant and the Owner Trustee hereby (a) agrees with Lessee and the Loan Participants to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; (b) agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (c) agrees with Lessee and the Loan Participants not to revoke the Trust Agreement without the prior written consent of Lessee and the Indenture Trustee. Notwithstanding the foregoing, so long as the Lease has not been terminated, the Subordination Agent, the Pass Through Trustee, the Indenture Trustee, the Owner Participant and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not amend, modify or supplement the definition of "Secured Obligations" or Articles II, III, IX or Section 5.02 of the Trust Indenture. Furthermore, so long as the Lease has not been terminated, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Owner Participant and the Owner Trustee hereby agree for the benefit of Lessee that without Lessee's consent, each such party will not amend any other provision of any Operative Document or Pass Through Document in a manner adversely affecting Lessee. Each of the Owner Participant, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents or Pass Through Documents to which Lessee is not a party. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.


--------
3    For deferred equity transactions only.



        SECTION 10. CERTAIN COVENANTS OF LESSEE. Lessee covenants and agrees with each of the Loan Participants, the Owner Participant, the Indenture Trustee and the Owner Trustee, as follows:

               (a) Further Assurances. Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Transportation Code, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

               (b) Filings. Lessee, at its expense, will cause the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, all supplements and amendments to the Trust Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code, or required under any other applicable law. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Trust Supplement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; First, the FAA Bill of Sale, Second, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached, and Third, the Trust Indenture, with the Trust Supplement attached.

        SECTION 11. OWNER FOR FEDERAL TAX PURPOSES. It is the intent of the parties to this Agreement that the Lease be treated as a true lease, the Owner Participant be treated as the owner of the Aircraft to be delivered under the Lease, and Lessee be treated as the lessee thereof for Federal income tax purposes.

        SECTION 12.   NOTICES; CONSENT TO JURISDICTION.

               (a) Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the recipient thereof in accordance with the provisions of this Section 12(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on
Schedule I hereto, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto, or
(C) if to any subsequent Note Holder, addressed to such Note Holder at its address set forth in the Equipment Note register maintained pursuant to
Section 2.07 of the Trust Indenture.

               (b) Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 12(b) is given solely for the benefit of the parties hereto and shall not inure to the benefit of any other Person.

        SECTION 13. CHANGE OF SITUS OF OWNER TRUST. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 6(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Indenture Trustee may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Indenture Trustee shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant), in scope, form and substance satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee or the Trust Estate pursuant to Section 6(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence) and (IV) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters described in the opinion delivered pursuant to Section 4(a)(xiii) and such other matters as the Owner Participant may reasonably request and (E) Lessee shall indemnify and hold harmless the Owner Participant and the Indenture Trustee on a net after-tax basis against any and all reasonable and actual costs and expenses including reasonable counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee, the Owner Participant and the Indenture Trustee in connection with such change of situs. Notwithstanding anything to the contrary contained herein or in any other Operative Document, the Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior consent of Lessee unless the Owner Trustee, the Indenture Trustee, the Note Holders and the Trust Estate each waives its right to any indemnity payable by the Lessee under Section 6(b) as a result of the change in situs.


        SECTION 14.   MISCELLANEOUS.

               (a) Consents Under Lease. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

               (b) Survival. The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and the Owner Participant provided for in this Agreement or any other Operative Document, and Lessee's, the Owner Trustee's, the Indenture Trustee's, the Subordination Agent's, the Pass Through Trustee's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Pass Through Trustee and the Owner Participant, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Loan Participant in any Equipment Note or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

               (c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               (d) Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee.

               (e) Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee and, subject to the terms of this Agreement, its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Owner Participant and, subject to the terms of this Agreement, its successors and permitted assigns, each Note Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. The terms of this Agreement shall inure to the benefit of the Liquidity Provider and Policy Provider, and each of their successors and permitted assigns.

               (f)  Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS
                    -------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

               (g) Trust Capacity. The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or Person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them; provided, however, that this
Section 14(g) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 14(g) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 14(g) shall survive the termination of this Agreement and the other Operative Documents.

               (h) Section 1110. It is the intention of the parties hereto that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of such Owner Trustee's rights under the Lease pursuant to the Trust Indenture, will be entitled to the benefits of 11 U.S.C. Section 1110 in the event of any reorganization of Lessee under such Section.

        SECTION 15.   EXPENSES.

               (a) Invoices And Payment. Each of the parties hereto shall promptly submit to the Owner Trustee and Lessee for their prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received. The Owner Participant agrees to transfer to the Owner Trustee promptly such amount as shall be necessary in order to enable the Owner Trustee to pay, or if previously paid by Lessee, to reimburse Lessee for, Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it and Lessee promptly upon receipt thereof and, to the extent such invoices have previously been paid by Lessee, to reimburse Lessee promptly therefor. Notwithstanding the foregoing, to the extent that Transaction Expenses exceed __% of Lessor's Cost, Lessee at its sole option shall have the right to pay directly any or all Transaction Expenses which are in excess of __% of Lessor's Cost.

               (b) Payment of Other Expenses. In the event that the transaction contemplated by this Participation Agreement fails to close as a result of the Owner Participant's failure to negotiate in good faith or to comply with the terms and conditions upon which its participation in the transaction was predicated, the Owner Participant will be responsible for all of its fees and expenses, including but not limited to the fees, expenses and disbursements of its special counsel.

        SECTION 16.    REFINANCINGS.

               (a) Refinancing Generally. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to refinance all (but not less than all) of the Equipment Notes no more than three times by giving written notice to the Owner Participant and the Owner Trustee that there shall be effected a voluntary redemption of the Equipment Notes by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing operation (including the terms of any debt to be issued in connection with such refinancing); provided that no such refinancing shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft or in the principal amount of the Equipment Notes; and provided further that the Owner Participant may reject any terms that, in its reasonable judgment, materially and adversely affect the Owner Participant.

               Upon such agreement:

                      (1) within ten (10) Business Days after the reaching
               of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) (based upon information provided by Lessee and on the agreement reached between Lessee and the Owner Participant) the proposed date on which the outstanding Equipment Notes will be redeemed and a description of any new debt to be issued and the other aspects of such refinancing that will be consummated (such date, the "Refinancing Date") and (ii) the following information calculated pursuant to the provisions of paragraph (6) of this Section 16(a): (A) the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, EBO Amount, Termination Value percentages and other purchase option or termination percentages. The Refinancing Certificate shall not provide for a debt/equity ratio of more than [_:1]. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the debt/equity ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, EBO Amount, Termination Value percentages and other buyout and termination percentages (such information, whether as set forth or as so determined, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

                      (2) the appropriate parties will enter into
               appropriate documentation (which may involve an underwriting agreement in connection with such sale or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (A) (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be equal to the aggregate principal amount of all Equipment Notes outstanding on the Refinancing Date (such debt securities, the "New Debt") except that the principal amount of New Debt may exceed the principal amount of all outstanding Equipment Notes in connection with the first refinancing under this
               Section 16, (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Equipment Notes on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant, the Lessee, the Owner Trustee and the Loan Participants, but excluding the holders of the Pass Through Certificates) make such representations, warranties and covenants as Lessee and Owner Participant reasonably require;

                      (3) Lessee shall give the notice to the Indenture
               Trustee pursuant to Section 2.11 of the Trust Indenture, and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of EBO Amount and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                      (4) the Owner Trustee will enter into an agreement to
               provide for the securing thereunder of the New Debt in like manner as the Equipment Notes and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

                      (5) the Lessee shall pay all of the reasonable
               expenses of such refinancing (including, but not limited to, the reasonable fees, expenses and disbursements of counsel and any placement or underwriting fees); and

                      (6) when calculating any of the information required
               to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which
               (A) maintains the Owner Participant's Net Economic Return (except to the extent the assumptions referred are the subject of the recalculations being conducted by the Owner Participant) and (B) minimizes the Net Present Value of Rents to Lessee to the extent possible consistent with clause (A).

               (b) Limitation on Redemption. The Equipment Notes shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     US AIRWAYS, INC.,
                                       Lessee


                                     By:_____________________________________
                                     Name:
                                     Title:

                                     [OWNER PARTICIPANT],
                                       as Owner Participant
                                     By:_____________________________________
                                     Name:
                                     Title:



                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION,
                                      not in its individual capacity
                                      except as otherwise provided herein,
                                      but solely as Indenture Trustee


                                     By:______________________________________
                                     Name:
                                     Title:

                                     FIRST SECURITY BANK,
                                     NATIONAL ASSOCIATION,
                                     not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee


                                     By:_______________________________________
                                     Name:
                                     Title:




                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION,
                                     not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee


                                     By:_______________________________________
                                     Name:
                                     Title:

                                     STATE STREET BANK AND
                                     TRUST COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION,
                                      not in its individual capacity, except as
                                     otherwise provided herein, but solely as Subordination Agent


                                     By:_______________________________________
                                     Name:
                                     Title:



                                 SCHEDULE I


                            NAMES AND ADDRESSES


Lessee:                     US Airways, Inc.

                            U.S. MAIL

                            2345 Crystal Drive
                            Arlington, Virginia  22227


                            OVERNIGHT COURIER
                            2345 Crystal Drive
                            Arlington, Virginia 22227
                            Attn:  Treasurer
                            Telecopy No.:  (703) 872-5936
                            WIRE TRANSFER
                            [PNC Bank, N.A.]
                            ABA No.____________
                            Acct. No. ___________
                            Reference:  __________
Owner Participant:

                            U.S. Mail
                            -------------------------

                            Attn:
                            Telecopy No.:
                            OVERNIGHT COURIER


                            Attn:
                            Telecopy No.: (___) ___-____


                            WIRE TRANSFER

                            ABA No._________________
                            Acct. No._________________

Indenture Trustee, Pass     State Street Bank and Trust Company of Connecticut,
Through Trustee and         National Association
Subordination Agent:
                            U.S. MAIL

                            225 Asylum Street
                            Goodwin Square
                            Hartford, Connecticut 06103
                            Attn:  Corporate Trust Administration
                            Telecopy No.: (860) 244-1889

                            with a copy to:

                            State Street Bank and Trust Company
                            Corporate Trust Department
                            2 Avenue de Lafayette, 6th Floor
                            Boston, Massachusetts 02111
                            Attn:  Ruth A. Smith
                            Telecopy: (617) 662-1461
                            OVERNIGHT COURIER

                            225 Asylum Street
                            Goodwin Square
                            Hartford, Connecticut 06103
                            Attn: Corporate Trust Administration

                            with a copy to:

                            State Street Bank and Trust Company
                            Corporate Trust Department
                            2 Avenue de Lafayette, 6th Floor
                            Boston, Massachusetts 02111
                            Attn:  Ruth A. Smith


                            WIRE TRANSFER
                            State Street Bank and Trust Company of Connecticut, National Association
                            ABA No. ___________
                            Acct. No. _____________
                            Attn: Corporate Trust Administration
                                                  -----------------
                            Reference: US Airways, Inc. 2000-1/US Airways,
                                       Inc. Trust No. N___U_


Owner Trustee:              First Security Bank, National Association

                            U.S. MAIL

                            79 South Main Street, 3rd Floor
                            Salt Lake City, Utah 84111
                            Attn: Corporate Trust Department
                            Telecopy No.: (801) 246-5053

                            OVERNIGHT COURIER

                            79 South Main Street, 3rd Floor
                            Salt Lake City, Utah 84111
                            Attn: Corporate Trust Department
                            Telecopy No.: (801) 246-5053

                            WIRE TRANSFER

                            First Security Bank, National Association
                            ABA No.   ___________
                            Acct. No. ___________
                            Re:  US Airways, Inc. Trust No. N___U_



                                SCHEDULE II

                                COMMITMENTS



       PERCENTAGE OF
         PURCHASERS                   INTEREST RATE
       LESSOR'S COST                   AND MATURITY            PURCHASE PRICE
       -------------                   ------------            --------------

      US Airways, Inc.
    Pass Through Trust:
          2000-1G               ___% Series G Secured           $__________
          _______%              Notes due__________
          2000-1C               ___% Series C Secured           $__________
          ______%               Notes due __________

           OWNER PARTICIPANT                                 EQUITY INVESTMENT
           -----%                                               $----------


            100%                Total Commitments               $__________



                                SCHEDULE III

      PASS THROUGH TRUST AGREEMENT AND PASS THROUGH TRUST SUPPLEMENTS
      ---------------------------------------------------------------

Pass Through Trust Agreement, dated as of July 30, 1999, between US Airways, Inc., US Airways Group, Inc. and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by Trust Supplement No. 2000-1G, dated as of February __, 2000, and as supplemented by Trust Supplement No. 2000-1C, dated as of February __, 2000.



                                 EXHIBIT A
                         TO PARTICIPATION AGREEMENT

                    (US Airways, Inc. Trust No. N___U_)

                  SCHEDULE OF COUNTRIES FOR REREGISTRATION
                  ----------------------------------------


                      Australia              Malta
                      Austria                Mexico
                      Bahamas                Netherlands
                      Belgium                New Zealand
                      Bermuda                Norway
                      Brazil                 People's Republic of China
                      Canada                 Philippines
                      Denmark                Portugal
                      Finland                Republic of China (Taiwan)*
                      France                 Singapore
                      Germany                South Korea
                      Grenada                Spain
                      Greece                 Sweden
                      Iceland                Switzerland
                      India                  Thailand
                      Ireland                Tobago
                      Italy                  Trinidad
                      Jamaica                Turkey
                      Japan                  United Kingdom
                      Luxembourg             Venezuela
                      Malaysia

               *So long as on the date of registration such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.







                                                              Form Definitions
                                                                        N___U_


                                                                      ANNEX A
                                                                      -------


                  [FORM OF DEFINITIONS - BASIC LEASE FORM]


                                DEFINITIONS
                    (US Airways, Inc. Trust No. N___U_)

               The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

               Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein.

               "Acceptable Alternate Engine" means (i) a Pratt & Whitney model PW 4168A or 4173 (or improved) type engine having not less than 500 cycles left before such engine's next scheduled shop visit or (ii) an engine of the same or another manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a Pratt & Whitney model PW 4168A or 4173 type engine, assuming such engine is in the condition required by the Lease.

               "Acceptance Certificate" has the meaning specified for such term in Section 4(a)(v) of the Participation Agreement.

               "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and
(ii) as it applies to the Owner Participant, actual knowledge of a vice president or other higher officer of the Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

               "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, the Pass Through Trustee, the Liquidity Provider, the Policy Provider, Lessee in its capacity as sublessor under any Sublease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

               "Additional Parts" has the meaning specified for such term in Section 8(c) of the Lease.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

               "Aircraft" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the two Engines initially leased under the Lease (or any engine substituted for either of such Engines pursuant to the terms of the Lease), in each case as specified in the applicable Lease Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

               "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease; provided further that the Airframe shall not include Passenger Convenience Equipment.

               "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

               "Base Rate" means the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York from time to time as its base rate.

               "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) of the Lease as adjusted as provided in Section 3(c) of the Lease but subject always to the provisions of
Section 3(c)(v) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

               "Basic Term" means the term for which the Aircraft is leased pursuant to Section 3(a) of the Lease, commencing on the Delivery Date and ending on the Basic Term Expiration Date.

               "Basic Term Expiration Date" means , or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

               "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Permitted Liens described in Section 6(a)(xv) of the Participation Agreement.

               "Burdensome Termination Event" means an event which shall be deemed to have occurred if (A) one or more events have occurred which give rise to an obligation on the part of Lessee to pay or indemnify any costs or expenses under Sections 6(b) or 6(c) of the Participation Agreement or under the Tax Indemnity Agreement if the aggregate amount of such indemnity or other payments would exceed (as to future payments on a present value basis discounted at the Debt Rate) 2.50% of Lessor's Cost or (B) Lessee plans non-severable improvements to the Aircraft which (i) are necessary or desirable in Lessee's sole discretion, (ii) are expected to cost in excess of $2.5 million and (iii) the Owner Participant will not permit to be financed under similar terms then available in the market for similar transaction.

               "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Hartford, Connecticut, Pittsburgh, Pennsylvania or the city and state where the office of the Owner Trustee is located.

               "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

               "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation (or by the Administrator of the FAA acting under authority delegated by the Secretary of Transportation) pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

               "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

               "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

               "Class C Liquidity Provider" means Bayerische Landesbank Girozentrale, or any successor thereto.

               "Class G Liquidity Provider" means Bayerische Landesbank Girozentrale, or any successor thereto.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commitment" means the commitment pursuant to the Participation Agreement of a Pass Through Trustee or of the Owner
Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

               "Consent and Agreement" means, collectively, each Consent and Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, executed by the Seller and the Manufacturer, respectively, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

               "Continuous Stay Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

               "Corporate Trust Office" means the principal office of the Indenture Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Loan Participants and each Note Holder.

               "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

               "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in
Schedule I to the Trust Indenture.

               "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

               "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

               "Delivery Notice" means the notice of delivery delivered pursuant to Section 2(c) of the Participation Agreement.

               "Depositary" means ABN AMRO Bank, N.V., acting through its Chicago branch, as Class G Depositary and Class C Depositary under the Deposit Agreements, or any successor thereto.

               "Deposit Agreements" means, collectively, (i) that certain Deposit Agreement (Class G), dated as of the Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary and (ii) that certain Deposit Agreement (Class C), dated as of the Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary.

               "Depreciation Period" means the period commencing on the Delivery Date and ending at the end of the calendar year during which the seventh (7th) anniversary of the Delivery Date occurs, or such earlier date as the Lease may be terminated in accordance with the provisions of the Lease.

               "Dollars" and "$" mean the lawful currency of the United States of America.

               "EBO Amount" means the applicable amount for the relevant EBO Date set forth on Exhibit D to the Lease (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) of the Lease or as expressly provided in any Operative Document).

               "EBO Date" means the applicable date set forth on Exhibit D to the Lease.

               "Enforcement Date" has the meaning specified for such term in Section 4.03 of the Trust Indenture.

               "Engine" means (i) each of the two Pratt & Whitney type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and
(ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Lease, for either of such two engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

               "Equipment Note Register" has the meaning specified for such term in Section 2.07 of the Indenture.

               "Equipment Note Registrar" has the meaning specified for such term in Section 2.07 of the Indenture.

               "Equipment Notes" means and include any Equipment Notes issued under the Trust Indenture, and issued in exchange therefor or replacement thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "Escrow Agreements" means, collectively, (i) that certain Escrow and Paying Agent Agreement (Class G), dated as of the Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder and (ii) that certain Escrow and Paying Agent Agreement (Class C), dated as of the Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder.

               "Event of Default" (i) when such term is used in or with respect to the Lease has the meaning specified for such term in Section 14 of the Lease and (ii) when such term is used in or with respect to the Trust Indenture has the meaning specified for such term in Section 4.02 of the Trust Indenture.

               "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty (180) days or, if earlier, the expiration of the Term; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of one hundred eighty (180) consecutive days or, if earlier, the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for a period of thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) of the Lease; (vi) condemnation, confiscation, requisition or taking of title of the Aircraft or the Airframe for more than thirty (30) days, or if earlier, the expiration of the Term; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Lessee (or Sublessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty
(360) days (or, if earlier, the expiration of the Term); provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Lessee's entire fleet of A330 aircraft and Lessee, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years or such use shall be prohibited at the expiration of the Term; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

               "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 6(b), 6(c), 15 or 16 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11 of the Lease in Exhibit H thereto, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to the Owner Trustee or the Indenture Trustee, (vi) provided that the Equipment Notes shall have been duly assumed by Lessee pursuant to Section 2.13 of the Trust Indenture, the amounts payable to the Owner Trustee pursuant to Section 19(b) of the Lease plus all reasonable expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (vii) interest accrued on any of the above and (viii) any right to enforce the payment of any amount described in clauses (i) through (vii) above (provided the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant or to make such payment or to sue for damages in respect of the breach of any such covenant) and the right to declare an Event of Default in respect of any of the foregoing amounts.

               "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation).

               "Fair Market Renewal Term" has the meaning specified for such term in Section 19(a)(2) of the Lease.

               "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the Federal Aviation Administration), executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

               "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

               "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

               "Fixed Renewal Term" has the meaning specified for such term in Section 19(a)(1) of the Lease.

               "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration or any Permitted Foreign Air Authority.

               "French Pledge Agreement" means the French Pledge Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Trustee and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

               "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

               "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Note Holder, (vi) the Subordination Agent,
(vii) the Liquidity Provider, (viii) the Policy Provider, (ix) the Pass Through Trustees, (x) each Affiliate of the Persons described in clauses
(i) through (iv), inclusive, (xi) each Affiliate of the Persons described in clauses (vi), (vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (ix), inclusive, (xiii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiv) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii), (viii) and (ix).

               "Indemnity Agreement" means that certain Indemnity
Agreement, dated as of the Pass Through Trust Closing Date, between the Depositary and Lessee.

               "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

               "Indenture Event of Default" has the meaning given the term "Event of Default" in the Trust Indenture.

               "Indenture Excess Amount" has the meaning specified for such term in Section 2.03(b) of the Trust Indenture.

               "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Policy Provider, (vi) each Pass Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive.

               "Indenture Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

               "Indenture Trustee Documents" means the Participation Agreement, the Trust Indenture and the French Pledge Agreement and any other agreements between the Indenture Trustee and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

               "Indenture Trustee Event" means either (i) the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture, (ii) the Indenture Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease or (iii) in the event of a reorganization proceeding involving Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assuming such obligations, such trustee or Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end.

               "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Participation Agreement pursuant to said Section 6, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

               "Insurance Brokers" has the meaning specified for such term in Exhibit H to the Lease.

               "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Pass Through Trust Closing Date, among the Pass Through Trustees, the Liquidity Provider, the Policy Provider and the Subordination Agent.

               "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

               "Lease" means that certain Lease Agreement (US Airways, Inc. Trust No. N___U_), dated as of _________ __, ____, entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of the Trust Indenture, as said Lease Agreement has been, or may from time to time be, supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of the Trust Indenture. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

               "Lease Default" means any event which with the giving of notice or the lapse of time or both would become a Lease Event of Default.

               "Lease Event of Default" means an "Event of Default" as defined in Section 14 of the Lease.

               "Lease Period" means each of the consecutive periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Delivery Date.

               "Lease Period Date" means ___________, ____ and each succeeding February 20 and August 20, to and including the last such date in the Term.

               "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

               "Lessee" means US Airways, Inc., a Delaware corporation.

               "Lessee Documents" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment, the Tax Indemnity Agreement and each other agreement between the Lessee and any other party to the Lease delivered on the Delivery Date.

               "Lessor" means First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, or any of its successors and permitted assigns acting as lessor under the Lease.

               "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 6 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to the Lease, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10, 19 or 20 of the Lease or pursuant to the exercise of the remedies set forth in Section 15 of the Lease.

               "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B to the Lease.

               "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

               "Liquidity Facilities" means the two Revolving Credit Agreements, each dated as of the Pass Through Trust Closing Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

               "Liquidity Provider" means Bayerische Landesbank
Girozentrale, as Class G Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

               "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Note Holder.

               "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

               "Loss Payment Date" has the meaning specified for such term in Section 10(a) of the Lease.

               "Majority in Interest of Note Holders" as of a particular date of determination means the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

               "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360- day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

               "Manufacturer" means Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and assigns.

               "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

               "Mortgaged Property" has the meaning specified for such term in Section 3.03 of the Trust Indenture.

               "Net Economic Return" has the meaning specified for such term in paragraph 2 of Exhibit E to the Lease.

               "Net Present Value of Rents" means the net present value, as of the date of calculation, of Basic Rent set forth in Exhibit B to the Lease, discounted at an annual interest rate of ten percent (10%) on a semi-annual basis.

               "New Debt" has the meaning specified for such term in
Section 16(a) of the Participation Agreement.

               "Non-U.S. Person" means any Person other than a U.S. Person.

               "Note Holder" means any holder from time to time of one or more Equipment Notes.

               "Note Purchase Agreement" means the Note Purchase Agreement dated as of the Pass Through Trust Closing Date among Lessee, the Pass Through Trustee for the Class G and Class C Pass Through Trusts, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent.

               "Obsolete Parts" has the meaning specified for such term in
Section 8(c) of the Lease.

               "Operative Documents" means, collectively, the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Equipment Notes, the Bill of Sale, the FAA Bill of Sale, the French Pledge Agreement, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment and the Consent and Agreement (each, an "Operative Document").

               "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

               "Owner Indemnitee" has the meaning specified for such term in the definition of Excluded Payments.

               "Owner Participant" means ___________________, a
[_____________] corporation, so long as such party shall have any interest in the Trust Estate, and transferees thereof as permitted by Section 7(k) of the Participation Agreement and Section 8.01 of the Trust Agreement.

               "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, and the Tax Indemnity Agreement and each other agreement between the respective parties thereto relating to the subject matter thereof, delivered on the Delivery Date.

               "Owner Trustee" means First Security Bank, National Association, not in its individual capacity but solely as owner trustee, and any entity appointed as successor Owner Trustee pursuant to Section
9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

               "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the French Pledge Agreement, the Trust Indenture and the Equipment Notes and each other agreement between the respective parties thereto relating to the subject matter thereof, delivered on the Delivery Date.

               "Owner Trustee's pro rata share" has the meaning specified for such term in the Trust Indenture.

               "Participants" means the Loan Participants and the Owner Participant, collectively (each individually, a "Participant").

               "Participation Agreement" means that certain Participation Agreement (US Airways, Inc. Trust No. N___U_), dated as of the dated of the Lease, among the Owner Trustee, the Subordination Agent, the Indenture Trustee, Lessee, the Owner Participant and the Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

               "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

               "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Transactions.

               "Pass Through Documents" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities, the Policy Provider Agreement, the Policy and the Intercreditor Agreement.

               "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Provider, the Policy Provider and the Pass Through Trustee, (ii) each Affiliate of a Person described in the preceding clause
(i), (iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and
(ii) and (iv) the successors and permitted assigns of the Persons described in the preceding clauses (i), (ii) and (iii).

               "Pass Through Trust" means, collectively, the two separate grantor trusts set forth in Schedule III to the Participation Agreement created, pursuant to the Pass Through Trust Agreement, to facilitate certain of the transactions contemplated by the Operative Documents.

               "Pass Through Trust Agreement" means the pass through trust agreement and each of the two separate pass through trust supplements referred to on Schedule III to the Participation Agreement.

               "Pass Through Trust Closing Date" means March __, 2000.

               "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under each Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

               "Passenger Convenience Equipment" means available components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications to passengers aboard the Aircraft.

               "Past Due Rate" has the meaning specified for such term in Exhibit B to the Lease.

               "Payment Date" means each February 20 and August 20, commencing on ________ 20, ____ (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

               "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

               "Permitted Lien" means any Lien referred to in clauses (i) through (viii) of Section 6 of the Lease.

               "Permitted Sublessee" means any entity domiciled in a country listed in Exhibit F to the Lease as in effect from time to time and as may be modified in accordance with Section 7(d) of the Participation Agreement.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Policy" means the financial guarantee insurance policy, dated as of the Pass Through Trust Closing Date, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the Class G Pass Through Trust.

               "Policy Provider" means MBIA Insurance Corporation, or any successor thereto.

               "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Pass Through Trust Closing Date, between the Policy Provider and the Subordination Agent.

               "Principal Amount", with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

               "Purchase Agreement" means the Purchase Agreement dated as of November 24, 1998 between US Airways Group, Inc. and the Seller (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time, as the same has been assigned to Lessee, relating to the purchase by Lessee of the Aircraft.

               "Purchase Agreement Assignment" means the Purchase Agreement Assignment (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

               "Purchase Option Date" has the meaning specified for such term in Section 19(b) of the Lease.

               "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

               "QIB" has the meaning specified for such term in Section
2.08 of the Trust Indenture.

               "Qualified Owner Participant" means a Person (x) that is not an Affiliate of Lessee and (y) that has a tangible net worth, calculated in accordance with generally accepted accounting principles, greater than $50,000,000 or such other amount as is acceptable to Lessee, or (z) whose obligations under the Operative Documents are unconditionally guaranteed by a Person meeting the requirements of clauses (x) and (y).

               "Refinancing Certificate" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Refinancing Date" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Refinancing Information" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by
(b) the then unpaid principal amount of such Equipment Note.

               "Renewal Term" means any Fixed Renewal Term or Fair Market Renewal Term.

               "Rent" means Basic Rent and Supplemental Rent, collectively.

               "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

               "Replacement Engine" means any engine substituted for an Engine pursuant to Sections 9(c) and 10 of the Lease.

               "Responsible Officer" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

               "Scheduled Delivery Date" has the meaning specified for such term in Section 2(f) of the Participation Agreement.

               "Section 1110 Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

               "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Trust Indenture.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France.

               "Senior Holder" has the meaning specified for such term in
Section 2.15(c) of the Trust Indenture.

               "Series C" or "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series C."

               "Series G" or "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series G."

               "Significant Expenditure" means an expenditure or planned expenditure of the type described in clause (B) of the definition of Burdensome Termination Event.

               "State Street" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

               "Sublease" means any sublease permitted by the terms of
Section 7(b)(x) of the Lease.

               "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) of the Lease.

               "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

               "Subsequent Owner Participant" means any entity to which the Owner Participant or any transferee from the Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all of the undivided right, title and interest originally held by the Owner Participant in the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 7(k) of the Participation Agreement.

               "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, including, without limitation, payments of Termination Value, any amounts in respect of a purchase price payable pursuant to Section 19(c) or 20 of the Lease and payments of indemnities under Section 6 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (d) or (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 7(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees payable to (x) the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series G Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures and (y) the Policy Provider under the Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series G Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures; (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Note or Series C Equipment Note, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility (or, in the case of the Series G Equipment Notes, if the Policy Provider has made a payment equivalent to such an Advance, as would have been payable under Section 3.07 of the applicable Liquidity Facility in respect of the Class G Pass Through Certificates had such Advance been made) over
(2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made by the applicable Liquidity Provider (or, in the case of the Series G Equipment Notes, an equivalent payment was made by the Policy Provider) multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series G Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes," (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures); and
(v) Lessee's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause
(i), (ii), (iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of (I) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (II) all amounts for which the Policy Provider is entitled to reimbursement under Section 3.7(i) of the Intercreditor Agreement, and (e) Lessee's pro rata share of any amount payable under Section 6(c) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Trust Agreement or the enforcement of any of the terms of any Pass Through Document, (ii) the offer, sale, or delivery of the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Document or the falsity of any representation or warranty of Lessee in any Pass Through Document. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures. For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility. For the avoidance of doubt, it is understood and agreed that Supplemental Rent includes, without limitation, any amounts payable under the third paragraph of Section 2.02 of the Trust Indenture.

               "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

               "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

               "Term" means the Basic Term and, if actually entered into, any Renewal Term.

               "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

               "Termination Value" with respect to the Aircraft as of any date during the Term means, but subject always to the provisions of Section 3(c)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C to the Lease opposite the Termination Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) of the Lease and as expressly provided in any other Operative Document).

               "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Liquidity Provider and the Policy Provider in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Documents and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                      (a) the reasonable and actual fees, expenses and disbursements of (A) Bingham Dana LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

                      (b) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

                      (c) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

                      (d) the initial fees and expenses of the Liquidity Provider, the Policy Provider, the Pass Through Trustee and the Subordination Agent;

                      (e)   underwriting fees and commissions;

                      (f) the fees and expenses with respect to the appraisal of the Aircraft;

                      (g) the reasonable fees, expenses and disbursements of _________________, special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                      (h) the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates, special counsel for Lessee;

                      (i) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

                      (j) the reasonable fees, expenses and disbursements of special counsel to each of the Liquidity Provider and the Policy Provider;

                      (k)   the expenses of the Depositary payable under
Section 10(a) of each Indemnity Agreement; and

                      (l) the reasonable fees, expenses and disbursements of special counsel to the Seller and the Manufacturer.

               "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

               "Transferee" has the meaning specified for such term in
Section 7(k) of the Participation Agreement.

               "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

               "Trust Agreement" means that certain Trust Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

               "Trust Agreement and Indenture Supplement" or "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement.

               "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participant, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Equipment Note, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 6 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

               "Trust Indenture" means that certain Trust Indenture and Security Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessor and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Trust Agreement and Indenture Supplement pursuant to the Trust Indenture.

               "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

               "Underwriters" means Salomon Smith Barney Inc., Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Credit Suisse First Boston Corporation.

               "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

               "U.S. Person" means any Person that qualifies as a "United States person" under Section 7701(a)(30) of the Code.

               "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.







                                                           Form Definitions
                                                                     N___U_


                                                                    ANNEX A
                                                                    -------


                  [FORM OF DEFINITIONS - DEFERRED EQUITY/
                     PREPAID - DEFERRED RENT STRUCTURE]


                                DEFINITIONS
                                -----------
                    (US Airways, Inc. Trust No. N___U_)

               The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

               Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein.

               "Acceptable Alternate Engine" means (i) a Pratt & Whitney model PW 4168A or 4173 (or improved) type engine having not less than 500 cycles left before such engine's next scheduled shop visit or (ii) an engine of the same or another manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a Pratt & Whitney model PW 4168A or 4173 type engine, assuming such engine is in the condition required by the Lease.

               "Acceptance Certificate" has the meaning specified for such term in Section 4(a)(v) of the Participation Agreement.

               "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and
(ii) as it applies to the Owner Participant, actual knowledge of a vice president or other higher officer of the Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

               "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, the Pass Through Trustee, the Liquidity Provider, the Policy Provider, Lessee in its capacity as sublessor under any Sublease, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

               "Additional Parts" has the meaning specified for such term in Section 8(c) of the Lease.

               "Advance" has the meaning specified for such term in Section 3(g) of the Lease.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

               "Aircraft" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the two Engines initially leased under the Lease (or any engine substituted for either of such Engines pursuant to the terms of the Lease), in each case as specified in the applicable Lease Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

               "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease; provided further that the Airframe shall not include Passenger Convenience Equipment.

               "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

               "Base Rate" means the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York from time to time as its base rate.

               "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) of the Lease as adjusted as provided in Section 3(c) of the Lease but subject always to the provisions of
Section 3(c)(v) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

               "Basic Term" means the term for which the Aircraft is leased pursuant to Section 3(a) of the Lease, commencing on the Delivery Date and ending on the Basic Term Expiration Date.

               "Basic Term Expiration Date" means , or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

               "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Permitted Liens described in Section 6(a)(xv) of the Participation Agreement.

               "Burdensome Termination Event" means an event which shall be deemed to have occurred if (A) one or more events have occurred which give rise to an obligation on the part of Lessee to pay or indemnify any costs or expenses under Sections 6(b) or 6(c) of the Participation Agreement or under the Tax Indemnity Agreement if the aggregate amount of such indemnity or other payments would exceed (as to future payments on a present value basis discounted at the Debt Rate) 2.50% of Lessor's Cost or (B) Lessee plans non-severable improvements to the Aircraft which (i) are necessary or desirable in Lessee's sole discretion, (ii) are expected to cost in excess of $2.5 million and (iii) the Owner Participant will not permit to be financed under similar terms then available in the market for similar transaction.

               "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Hartford, Connecticut, Pittsburgh, Pennsylvania or the city and state where the office of the Owner Trustee is located.

               "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

               "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation (or by the Administrator of the FAA acting under authority delegated by the Secretary of Transportation) pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

               "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

               "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

               "Class C Liquidity Provider" means Bayerische Landesbank Girozentrale, or any successor thereto.

               "Class G Liquidity Provider" means Bayerische Landesbank Girozentrale, or any successor thereto.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commitment" means the commitment pursuant to the Participation Agreement of a Pass Through Trustee or of the Owner
Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

               "Consent and Agreement" means, collectively, each Consent and Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, executed by the Seller and the Manufacturer, respectively, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

               "Continuous Stay Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

               "Corporate Trust Office" means the principal office of the Indenture Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Loan Participants and each Note Holder.

               "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

               "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in
Schedule I to the Trust Indenture.

               "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

               ["Deferred Equity Amounts" has the meaning set forth in
Schedule IV of the Participation Agreement.]1

               ["Deferred Equity Dates" has the meaning set forth in Schedule IV of the Participation Agreement.]2

               "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

               "Delivery Notice" means the notice of delivery delivered pursuant to Section 2(c) of the Participation Agreement.

               "Depositary" means ABN AMRO Bank, N.V., acting through its Chicago branch, as Class G Depositary and Class C Depositary under the Deposit Agreements, or any successor thereto.

               "Deposit Agreements" means, collectively, (i) that certain Deposit Agreement (Class G), dated as of the Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary and (ii) that certain Deposit Agreement (Class C), dated as of the Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary.

--------
1 For deferred equity transactions only.
2 For deferred equity deals only.



               "Depreciation Period" means the period commencing on the Delivery Date and ending at the end of the calendar year during which the seventh (7th) anniversary of the Delivery Date occurs, or such earlier date as the Lease may be terminated in accordance with the provisions of the Lease.

               "Determination Date" has the meaning set forth in Section 10(a)(i) of the Lease.

               "Dollars" and "$" mean the lawful currency of the United States of America.

               "EBO Amount" means the applicable amount for the relevant EBO Date set forth on Exhibit D to the Lease (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) of the Lease or as expressly provided in any Operative Document).

               "EBO Date" means the applicable date set forth on Exhibit D to the Lease.

               "Enforcement Date" has the meaning specified for such term in Section 4.03 of the Trust Indenture.

               "Engine" means (i) each of the two Pratt & Whitney type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and
(ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Lease, for either of such two engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

               "Equipment Note Register" has the meaning specified for such term in Section 2.07 of the Indenture.

               "Equipment Note Registrar" has the meaning specified for such term in Section 2.07 of the Indenture.

               "Equipment Notes" means and include any Equipment Notes issued under the Trust Indenture, and issued in exchange therefor or replacement thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "Escrow Agreements" means, collectively, (i) that certain Escrow and Paying Agent Agreement (Class G), dated as of the Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder and (ii) that certain Escrow and Paying Agent Agreement (Class C), dated as of the Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder.

               "Event of Default" (i) when such term is used in or with respect to the Lease has the meaning specified for such term in Section 14 of the Lease and (ii) when such term is used in or with respect to the Trust Indenture has the meaning specified for such term in Section 4.02 of the Trust Indenture.

               "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty (180) days or, if earlier, the expiration of the Term; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of one hundred eighty (180) consecutive days or, if earlier, the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for a period of thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) of the Lease; (vi) condemnation, confiscation, requisition or taking of title of the Aircraft or the Airframe for more than thirty (30) days, or if earlier, the expiration of the Term; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Lessee (or Sublessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty
(360) days (or, if earlier, the expiration of the Term); provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Lessee's entire fleet of A330 aircraft and Lessee, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years or such use shall be prohibited at the expiration of the Term; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

               "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 6(b), 6(c), 15 or 16 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11 of the Lease in Exhibit H thereto, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to the Owner Trustee or the Indenture Trustee, (vi) provided that the Equipment Notes shall have been duly assumed by Lessee pursuant to Section 2.13 of the Trust Indenture, the amounts payable to the Owner Trustee pursuant to Section 19(b) of the Lease plus all reasonable expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (vii) interest accrued on any of the above and (viii) any right to enforce the payment of any amount described in clauses (i) through (vii) above (provided the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant or to make such payment or to sue for damages in respect of the breach of any such covenant) and the right to declare an Event of Default in respect of any of the foregoing amounts.

               "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation).

               "Fair Market Renewal Term" has the meaning specified for such term in Section 19(a)(2) of the Lease.

               "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the Federal Aviation Administration), executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

               "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

               "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

               "Fixed Renewal Term" has the meaning specified for such term in Section 19(a)(1) of the Lease.

               "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration or any Permitted Foreign Air Authority.

               "French Pledge Agreement" means the French Pledge Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Trustee and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

               "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

               "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Note Holder, (vi) the Subordination Agent,
(vii) the Liquidity Provider, (viii) the Policy Provider, (ix) the Pass Through Trustees, (x) each Affiliate of the Persons described in clauses
(i) through (iv), inclusive, (xi) each Affiliate of the Persons described in clauses (vi), (vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (ix), inclusive, (xiii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiv) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii), (viii) and (ix).

               "Indemnity Agreement" means that certain Indemnity
Agreement, dated as of the Pass Through Trust Closing Date, between the Depositary and Lessee.

               "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

               "Indenture Event of Default" has the meaning given the term "Event of Default" in the Trust Indenture.

               "Indenture Excess Amount" has the meaning specified for such term in Section 2.03(b) of the Trust Indenture.

               "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Policy Provider, (vi) each Pass Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive.

               "Indenture Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

               "Indenture Trustee Documents" means the Participation Agreement, the Trust Indenture and the French Pledge Agreement and any other agreements between the Indenture Trustee and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

               "Indenture Trustee Event" means either (i) the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture, (ii) the Indenture Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease or (iii) in the event of a reorganization proceeding involving Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assuming such obligations, such trustee or Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end.

               "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Participation Agreement pursuant to said Section 6, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

               ["Initial Rent Payment Date" means ________, ____]3
                 -------------------------

               "Insurance Brokers" has the meaning specified for such term in Exhibit H to the Lease.

               "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Pass Through Trust Closing Date, among the Pass Through Trustees, the Liquidity Provider, the Policy Provider and the Subordination Agent.

               "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

--------
3 For deferred equity deals only.


               "Lease" means that certain Lease Agreement (US Airways, Inc. Trust No. N___U_), dated as of _________ __, ____, entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of the Trust Indenture, as said Lease Agreement has been, or may from time to time be, supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of the Trust Indenture. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

               "Lease Default" means any event which with the giving of notice or the lapse of time or both would become a Lease Event of Default.

               "Lease Event of Default" means an "Event of Default" as defined in Section 14 of the Lease.

               "Lease Period" means (i) with respect to the Basic Term the "Lease Periods" identified on Exhibit B-3 to the Lease and (ii) with respect to any Renewal Term, each of the consecutive periods throughout such Renewal Term ending on a Rent Payment Date, the first such period commencing on and including the first day of such Renewal.

               "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

               "Lessee" means US Airways, Inc., a Delaware corporation.

               "Lessee Documents" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment, the Tax Indemnity Agreement and each other agreement between the Lessee and any other party to the Lease delivered on the Delivery Date.

               "Lessor" means First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, or any of its successors and permitted assigns acting as lessor under the Lease.

               "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 6 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to the Lease, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10 , 19 or 20 of the Lease or pursuant to the exercise of the remedies set forth in Section 15 of the Lease.

               "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B-4 to the Lease.

               "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

               "Liquidity Facilities" means the two Revolving Credit Agreements, each dated as of the Pass Through Trust Closing Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

               "Liquidity Provider" means Bayerische Landesbank
Girozentrale, as Class G Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

               "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Note Holder.

               "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

               "Loss Payment Date" has the meaning specified for such term in Section 10(a) of the Lease.

               "Majority in Interest of Note Holders" as of a particular date of determination means the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

               "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360- day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

               "Manufacturer" means Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and assigns.

               "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

               "Mortgaged Property" has the meaning specified for such term in Section 3.03 of the Trust Indenture.

               "Net Economic Return" has the meaning specified for such term in paragraph 2 of Exhibit E to the Lease.

               "Net Present Value of Rents" means the net present value, as of the date of calculation, of Basic Rent set forth in Exhibit B-2 to the Lease, discounted at an annual interest rate of ten percent (10%) on a semi-annual basis.

               "New Debt" has the meaning specified for such term in
Section 16(a) of the Participation Agreement.

               "Non-U.S. Person" means any Person other than a U.S. Person.

               "Note Holder" means any holder from time to time of one or more Equipment Notes.

               "Note Purchase Agreement" means the Note Purchase Agreement dated as of the Pass Through Trust Closing Date among Lessee, the Pass Through Trustee for the Class G and Class C Pass Through Trusts, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent.

               "Obsolete Parts" has the meaning specified for such term in
Section 8(c) of the Lease.

               "Operative Documents" means, collectively, the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Equipment Notes, the Bill of Sale, the FAA Bill of Sale, the French Pledge Agreement, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment and the Consent and Agreement (each, an "Operative Document").

               "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

               "Owner Indemnitee" has the meaning specified for such term in the definition of Excluded Payments.

               "Owner Participant" means ___________________, a
[_____________] corporation, so long as such party shall have any interest in the Trust Estate, and transferees thereof as permitted by Section 7(k) of the Participation Agreement and Section 8.01 of the Trust Agreement.

               "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, and the Tax Indemnity Agreement and each other agreement between the respective parties thereto relating to the subject matter thereof, delivered on the Delivery Date.

               "Owner Trustee" means First Security Bank, National Association, not in its individual capacity but solely as owner trustee, and any entity appointed as successor Owner Trustee pursuant to Section
9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

               "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the French Pledge Agreement, the Trust Indenture and the Equipment Notes and each other agreement between the respective parties thereto relating to the subject matter thereof, delivered on the Delivery Date.

               "Owner Trustee's pro rata share" has the meaning specified for such term in the Trust Indenture.

               "Participants" means the Loan Participants and the Owner Participant, collectively (each individually, a "Participant").

               "Participation Agreement" means that certain Participation Agreement (US Airways, Inc. Trust No. N___U_), dated as of the dated of the Lease, among the Owner Trustee, the Subordination Agent, the Indenture Trustee, Lessee, the Owner Participant and the Pass Through Trustee, as the same may from time to time be supplemented or further amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

               "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

               "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Transactions.

               "Pass Through Documents" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities, the Policy, the Policy Provider Agreement, and the Intercreditor Agreement.

               "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Provider, the Policy Provider and the Pass Through Trustee, (ii) each Affiliate of a Person described in the preceding clause
(i), (iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and
(ii) and (iv) the successors and permitted assigns of the Persons described in the preceding clauses (i), (ii) and (iii).

               "Pass Through Trust" means, collectively, the two separate grantor trusts set forth in Schedule III to the Participation Agreement created, pursuant to the Pass Through Trust Agreement, to facilitate certain of the transactions contemplated by the Operative Documents.

               "Pass Through Trust Agreement" means the pass through trust agreement and each of the two separate pass through trust supplements referred to on Schedule III to the Participation Agreement.

               "Pass Through Trust Closing Date" means March __, 2000.

               "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under each Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

               "Passenger Convenience Equipment" means available components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications to passengers aboard the Aircraft.

               "Past Due Rate" has the meaning specified for such term in Exhibit B to the Lease.

               "Payment Date" means each February 20 and August 20, commencing on ________ 20, ____ (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

               "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

               "Permitted Lien" means any Lien referred to in clauses (i) through (viii) of Section 6 of the Lease.

               "Permitted Sublessee" means any entity domiciled in a country listed in Exhibit F to the Lease as in effect from time to time and as may be modified in accordance with Section 7(d) of the Participation Agreement.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Policy" means the financial guarantee insurance policy, dated as of the Pass Through Trust Closing Date, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the Class G Pass Through Trust.

               "Policy Provider" means MBIA Insurance Corporation, or any successor thereto.

               "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Pass Through Trust Closing Date, between the Policy Provider and the Subordination Agent.

               "Principal Amount", with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

               "Purchase Agreement" means the Purchase Agreement dated as of November 24, 1998 between US Airways Group, Inc. and the Seller (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time, as the same has been assigned to Lessee, relating to the purchase by Lessee of the Aircraft.

               "Purchase Agreement Assignment" means the Purchase Agreement Assignment (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

               "Purchase Option Date" has the meaning specified for such term in Section 19(b) of the Lease.

               "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

               "QIB" has the meaning specified for such term in Section
2.08 of the Trust Indenture.

               "Qualified Owner Participant" means a Person (x) that is not an Affiliate of Lessee and (y) that has a tangible net worth, calculated in accordance with generally accepted accounting principles, greater than $50,000,000 or such other amount as is acceptable to Lessee, or (z) whose obligations under the Operative Documents are unconditionally guaranteed by a Person meeting the requirements of clauses (x) and (y).

               "Refinancing Certificate" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Refinancing Date" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Refinancing Information" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

               "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by
(b) the then unpaid principal amount of such Equipment Note.

               "Renewal Term" means any Fixed Renewal Term or Fair Market Renewal Term.

               "Rent" means Basic Rent and Supplemental Rent, collectively.

               "Rent Payment Date" means ____________ 20, ____, each succeeding February 20 and August 20 in the Term, the Basic Term Expiration Date, and the last day of any Renewal Term.

               "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

               "Replacement Engine" means any engine substituted for an Engine pursuant to Sections 9(c) and 10 of the Lease.

               "Responsible Officer" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

               "Scheduled Delivery Date" has the meaning specified for such term in Section 2(f) of the Participation Agreement.

               "Section 1110 Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

               "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Trust Indenture.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France.

               "Senior Holder" has the meaning specified for such term in
Section 2.15(c) of the Trust Indenture.

               "Series C" or "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series C."

               "Series G" or "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series G."

               "Significant Expenditure" means an expenditure or planned expenditure of the type described in clause (B) of the definition of Burdensome Termination Event.

               "State Street" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

               "Sublease" means any sublease permitted by the terms of
Section 7(b)(x) of the Lease.

               "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) of the Lease.

               "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

               "Subsequent Owner Participant" means any entity to which the Owner Participant or any transferee from the Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all of the undivided right, title and interest originally held by the Owner Participant in the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 7(k) of the Participation Agreement.

               "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, including, without limitation, payments of Termination Value, any amounts in respect of a purchase price payable pursuant to Section 19(c) or 20 of the Lease and payments of indemnities under Section 6 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (d) or (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 7(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees payable to (x) the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series G Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures and (y) the Policy Provider under the Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series G Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures; (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Note or Series C Equipment Note, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility (or, in the case of the Series G Equipment Notes, if the Policy Provider has made a payment equivalent to such an Advance, as would have been payable under Section 3.07 of the applicable Liquidity Facility in respect of the Class G Pass Through Certificates had such Advance been made) over
(2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made by the applicable Liquidity Provider (or, in the case of the Series G Equipment Notes, an equivalent payment was made by the Policy Provider) multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series G Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes," (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures); and
(v) Lessee's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause
(i), (ii), (iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of (I) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (II) all amounts for which the Policy Provider is entitled to reimbursement under Section 3.7(i) of the Intercreditor Agreement and (e) Lessee's pro rata share of any amount payable under Section 6(c) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Trust Agreement or the enforcement of any of the terms of any Pass Through Document, (ii) the offer, sale, or delivery of the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Document or the falsity of any representation or warranty of Lessee in any Pass Through Document. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures. For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility. For the avoidance of doubt, it is understood and agreed that Supplemental Rent includes, without limitation, any amounts payable under the third paragraph of Section 2.02 of the Trust Indenture.

               "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

               "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

               "Term" means the Basic Term and, if actually entered into, any Renewal Term.

               "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

               "Termination Value" with respect to the Aircraft (a) as of any date during the Basic Term means, but subject always to the provisions of Section 3(c)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C to the Lease under the caption "Total Termination Payment" opposite the Termination Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) of the Lease and as expressly provided in any other Operative Document) [(such Termination Value shall equal the sum of, and represent,
(i) a payment (or reduction) of Basic Rent in an amount equal to the "Basic Rent Amount" set forth on Exhibit C to the Lease (which includes all amounts of Basic Rent allocated to any period prior to the termination and not yet paid and reduced by all amounts paid prior to the termination and allocated to periods after the termination and (ii) a payment of the "Termination Amount" set forth on Exhibit C to the Lease)] and (b) as of any date during the Renewal Term, shall have the meaning set forth in
Section 19(a)(5) of the Lease.

               "Termination Value Date" means each date set forth on Exhibit C to the Lease under the caption "Termination Date."

               "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Liquidity Provider and the Policy Provider in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Documents and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                      (a) the reasonable and actual fees, expenses and disbursements of (A) Bingham Dana LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

                      (b) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

                      (c) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

                      (d) the initial fees and expenses of the Liquidity Provider, the Policy Provider, the Pass Through Trustee and the
Subordination Agent;

                      (e)   underwriting fees and commissions;

                      (f) the fees and expenses with respect to the appraisal of the Aircraft;

                      (g) the reasonable fees, expenses and disbursements of _________________, special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                      (h) the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates, special counsel for Lessee;

                      (i) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

                      (j) the reasonable fees, expenses and disbursements of special counsel to each of the Liquidity Provider and the Policy Provider;

                      (k)   the expenses of the Depositary payable under
Section 10(a) of each Indemnity Agreement; and

                      (l) the reasonable fees, expenses and disbursements of special counsel to the Seller and the Manufacturer.

               "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

               "Transferee" has the meaning specified for such term in
Section 7(k) of the Participation Agreement.

               "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

               "Trust Agreement" means that certain Trust Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

               "Trust Agreement and Indenture Supplement" or "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement.

               "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participant, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Equipment Note, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 6 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

               "Trust Indenture" means that certain Trust Indenture and Security Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessor and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Trust Agreement and Indenture Supplement pursuant to the Trust Indenture.

               "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

               "Underwriters" means Salomon Smith Barney Inc., Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Credit Suisse First Boston Corporation.

               "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

               "U.S. Person" means any Person that qualifies as a "United States person" under Section 7701(a)(30) of the Code.

               "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.







                                                                  Exhibit B-1




                         [FORM OF SASM&F (ILLINOIS)
                        OPINION FOR LEASED AIRCRAFT]



                                             ----------, ----


To Each Person Listed on
Schedule I Hereto

               Re:    US Airways, Inc. Trust No. N
                      ----------------------------

Ladies and Gentlemen:

               We have acted as special counsel to US Airways, Inc., a Delaware corporation ("US Airways"), in connection with the execution and delivery of (i) the Participation Agreement (US Airways, Inc. Trust No. N______), dated as of __________, ____ (the "Participation Agreement"), among US Airways, as Lessee, ____________, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise provided therein, but solely as Pass Through Trustee, Indenture Trustee and Subordination Agent, and First Security Bank, National Association, a national banking association, not in its individual capacity except as otherwise stated, but solely as Owner Trustee, relating to the Aircraft described in the Lease Supplement (as defined below); (ii) the Lease Agreement (US Airways, Inc. Trust No. N______), dated as of ___ __, ____, between the Owner Trustee, as Lessor, and US Airways, as Lessee (the "Lease"); (iii) the Lease Supplement (US Airways, Inc. Trust No. N_______), dated ______ ___, ____, between the Owner Trustee and US Airways (the "Lease Supplement"); (iv) the Purchase Agreement Assignment, dated as of ______ ___, ____, between the Owner Trustee and US Airways (the "Purchase Agreement Assignment"); (v) the warranty bill of sale, dated the date hereof, executed by US Airways (the "Warranty Bill of Sale"); (vi) the FAA Bill of Sale on Form 8050-1 dated the date hereof (the "FAA Bill of Sale");
(vii) the acceptance certificate dated the date hereof executed by US Airways (the "Acceptance Certificate"); (viii) the Pass Through Trust Agreement, dated as of _____________, 1999, between the Pass Through Trustee and US Airways (the "Pass Through Trust Agreement"); and (ix) each of the Pass Through Trust Supplements dated as of ________, ____ (collectively, the "Pass Through Trust Supplements"). This opinion is being delivered at the request of US Airways and pursuant to Section 4(a)(xi) of the Participation Agreement.

               In our examination, we have assumed the genuineness of all signatures, including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as telefacsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied solely upon statements, representations and warranties of US Airways, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and their respective officers and representatives, and others in the Operative Documents and of public officials, including the facts and conclusions set forth in the Company's Certificate described below, and we have made no independent investigation or inquiry with respect to such factual matters.

               In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

               (b)  the Participation Agreement;

               (d)  the Lease;

               (f)  the Lease Supplement;

               (h)  the Purchase Agreement Assignment;

               (j) the Trust Indenture and Security Agreement (US Airways, Inc. Trust No. N______), dated as of ____ ___, ____ (the "Trust Indenture") between First Security Bank, National Association, not in its individual capacity, except as expressly stated therein, but solely as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee;

               (l) the Trust Agreement and Indenture Supplement (US Airways, Inc. Trust No. N_____) dated ______, ____ (the "Trust Supplement") of First Security Bank, National Association, as Owner Trustee, in respect of the Trust Indenture;

               (n)  the Warranty Bill of Sale;

               (p)  the Tax Indemnity Agreement;

               (r)  the FAA Bill of Sale;

               (t)  the Acceptance Certificate;

               (v)  the Equipment Notes;

               (x)  the Pass Through Trust Agreement;

               (z)  each of the Pass Through Trust Supplements;

               (ab) unfiled, but signed copies of financing statements naming "First Security Bank, National Association, as Owner Trustee," as debtor and "State Street Bank and Trust Company of Connecticut, as Indenture Trustee" as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the Offices of the Secretary of State of the State of New York (such filing Office, the "New York Filing Office" and such financing Statements, the "New York Financing Statement");

               (ad) a certificate of US Airways, dated the date hereof, a copy of which is attached as Exhibit A; and

               (af) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.1

               We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America. In this respect, we call to your attention that certain of the Operative Documents are governed by laws of jurisdictions other than those described above and we express no opinion as to the effect of any such laws on the opinions expressed herein. In addition, we express no opinion with respect to the Transportation Code or the rules and regulations of the Federal Aviation Administration or the effect thereof on the opinions herein stated.

--------
1 For transactions involving subleases to Shuttle, include a reference to Shuttle Sublease.

                Capitalized terms not otherwise defined herein have the meanings assigned thereto in Annex A to the Participation Agreement. The documents referred to in (a) through (d), (g) through (h), (j), (l) and (m) above shall hereinafter be referred to collectively as the "Transaction Documents". The documents referred to in (e) and (f) above shall hereinafter be referred to collectively as the "Indenture Documents." "Applicable Laws" shall mean those laws, rules, regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, the Indenture Documents and the Equipment Notes, without our having made any special investigation as to the applicability of any special law, rule or regulation, and which are not the subject of a specific opinion herein referring to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to Applicable Laws. Unless otherwise indicated, the "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

               3. Each of the Transaction Documents constitutes the valid and binding obligation of US Airways enforceable against US Airways in accordance with its terms under the laws of the State of New York. Each of the Indenture Documents constitutes the valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms under the laws of the State of New York.

               5. Neither the execution and delivery by US Airways of the Transaction Documents nor the compliance by US Airways with the terms and provisions thereof will contravene any Applicable Law of the State of New York or any Applicable Law of the United States of America.

               7. Except for (a) the due and timely filing and, where appropriate, recording of (i) the FAA Bill of Sale, (ii) the Trust Agreement, (iii) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Trust Supplement covering the Aircraft attached as exhibits) and (iv) the Trust Indenture (with the Trust Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code, (b) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (c) compliance with the securities law of each applicable state and (d) filing of appropriate UCC Financing Statements and continuation statements, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required in connection with the execution, delivery or enforceability by US Airways of any of the Transaction Documents.

               9. No registration of US Airways or any of the Pass Through Trusts under the Investment Company Act of 1940, as amended, is required.

               11. The Equipment Notes, when issued to and acquired by the Pass Through Trustee, will be valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Trust Indenture, as supplemented by the Trust Supplement, and will be entitled to the benefits of the Trust Indenture, as supplemented by the Trust Supplement.

               13. The provisions of the Trust Indenture, as supplemented by the Trust Supplement, are effective to create, in favor of the Indenture Trustee to secure the Secured Obligations, a valid security interest in the Owner Trustee's rights in that portion of the collateral described therein which is subject to Article 9 of the New York UCC (the "UCC Collateral").

               15. If the Lease and any Lease Supplement constitute "chattel paper" within the meaning of Section 9-105 of the New York UCC (as to which we express no opinion) then the security interest of the Indenture Trustee therein will be perfected under the New York UCC upon the Indenture Trustee taking possession of each original counterpart thereof in the State of New York.

               17. The New York Financing Statement is in appropriate form for filing in the New York Filing Office. To the extent that the New York UCC governs the perfection of a security interest in the Owner Trustee's rights in the UCC Collateral, as to which we express no opinion, the security interest in favor of the Indenture Trustee in the UCC Collateral described in the New York Financing Statement will be perfected upon filing of the New York Financing Statement in the New York Filing Office.

               Our opinions in paragraphs 6, 7 and 8 with respect to the security interest of the Indenture Trustee are subject to the following qualifications:

               (b) We have assumed the Owner Trustee owns, or with respect to after-acquired property will own, the UCC Collateral, and we express no opinion as to the nature or extent of the Owner Trustee's rights in or title to any of the UCC Collateral, and we note that with respect to after-acquired property, the security interest will not attach until US Airways acquires ownership thereof.

               (d) Our opinions with respect to the validity and perfection of the security interest of the Indenture Trustee is limited to Article 9 of the New York UCC, and such opinions do not address (i) laws of jurisdictions other than New York, and of New York except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the Applicable UCC, and (iii) what law governs perfection or priority of the security interests granted in the collateral covered by this opinion.

               (f) We call your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-103 with respect to changes in the location of the collateral and the location of a debtor; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC.

               (h) We express no opinion with respect to the priority of the security interest of the Indenture Trustee.

               (j) We call to your attention that with respect to any goods which is an accession to, or commingled or processed with other goods, the security interest of the Indenture Trustee may be limited by Section 9-314 or 9-315 of the New York UCC.

               (l) In the case of any instrument, chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the Indenture Trustee's rights in and to such underlying property.

               (n) In the case of chattel paper, accounts or general intangibles, we call to your attention that the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors.

               (p) In the case of goods, we express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any goods which are (i) an accession to, or commingled or processed with other goods to the extent that the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee is limited by Section 9-314 or 9-315 of the UCC or (ii) subject to a certificate of title or a document of title.

               (r) We express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

               (t) We express no opinion regarding the security interest of the Indenture Trustee for the benefit of the Pass Through Trustee in any of the UCC Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

               (v) We have assumed that if the Trust maintains any place of business in the State of New York, then the Trust shall be deemed to do business in more than one county in the State of New York.

               19. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement or the Trust Indenture under the Trust Indenture Act of 1939, as amended.

               21. The Indenture Trustee acting in behalf of the holders of the Equipment Notes will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft if US Airways is a debtor in a case under Chapter 11 of the Bankruptcy Code.

               23. [US Airways, as lessor under the sublease to Shuttle, Inc., will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft if Shuttle, Inc. is a debtor in a case under Chapter 11 of the Bankruptcy Code.]2

               With respect to our opinion[s] in paragraph[s] 10 [and 11], we note that a 1998 decision, Western Pacific Airlines, Inc. v. GATX (In re Western Pacific Airlines, Inc.), 219 B.R. 305, on rehearing, 221 B.R. 1 (D. Colo. 1998), appeal dismissed as moot, vacatur denied, Boullioun Aircraft Holding Co., Inc. v. Smith Management (In re Western Pacific Airlines,
Inc.), 1999 WL 459469 (10th Cir. July 7, 1999), ruled that Section 1110 does not apply in a case after the trustee timely makes the agreement specified in Section 1110(a)(1)(A) and timely cures defaults outstanding as of the date of the Chapter 11 petition or that occur during the first sixty days of the case, with the result, among others, that the ability of a lessor to exercise remedies based on a default that occurs after the first sixty days of the Chapter 11 case would be subject to the automatic stay.
We believe that this decision construes Section 1110 in a manner that is inconsistent with both the language of Section 1110 and the legislative history explaining the purpose and operation of Section 1110. Accordingly, we believe that the decision is an incorrect interpretation of Section
1110.

               In addition, with respect to our opinion[s] in paragraph[s] 10 [and 11], we have, with your consent, relied on the US Airways Opinion (as defined below) to the effect that [each of] US Airways [and Shuttle, Inc.] is a "citizen of the United States," as defined in Section 40102 of Title 49 of the United States Code, and [each of US Airways and Shuttle, Inc.] is the holder of an "air carrier operating certificate" issued by the Secretary of Transportation (or by the Administrator of the FAA acting under authority delegated by the Secretary of Transportation) pursuant to
Section 44705 (in Chapter 447) of the Transportation Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. We have also assumed that where the Indenture Trustee is acting as secured party, the security interest of the Indenture Trustee in the Aircraft is perfected.


--------
2    All bracketed language is for Aircraft subleased to US Airways
     Shuttle.

               Our opinions are subject to the following assumptions and qualifications:

               (b) enforcement of the Transaction Documents and the Indenture Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (d) certain of the remedial provisions with respect to the leased property including waivers with respect to the exercise of remedies against the leased property contained in the Lease, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Lease, taken as a whole, and the Lease, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits thereof;

               (f) certain of the remedial provisions with respect to the security including waivers with respect to the exercise of remedies against the Trust Indenture Estate contained in the Trust Indenture, as supplemented by the Trust Supplement, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each of the Trust Indenture, as supplemented by the Trust Supplement, taken as a whole, and the Trust Indenture, as supplemented by the Trust Supplement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the security thereof;

               (h) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (without in any way limiting other qualifications and assumptions made herein, other than US Airways) to the Transaction Documents or the Indenture Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any such party;

               (j) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents or the Indenture Documents to the extent any such rights are violative of the public policy (including, without limitation, the public policy underlying any federal or state securities law, rule or regulation);

               (l) we express no opinion as to any provision of any Transaction Document or any Indenture Document that provides a penalty or to the extent that it provides for an absolute and unconditional obligation to perform such Transaction Document even though such Transaction Document or Indenture Document is invalid or terminated or such performance would be illegal; and

               (n) with respect to our opinion that the New York choice of law provision in the Transaction Documents and the Indenture Documents which are expressly governed by New York law is enforceable, we rely upon, among other things, the Act of July 19, 1984, Ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406, (codified at N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990) (the "Act"), and our opinion is subject to the qualifications that such enforceability
(i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgement upon an agreement containing such provisions, is sought, and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the Uniform Commercial Code for the State of New York.

               In rendering the foregoing opinions, we have assumed, with your consent, that:

               (b) each of the Transaction Documents constitutes the legal, valid and binding obligation of each party thereto (other than US Airways) enforceable against each such party (other than US Airways) in accordance with its terms;

               (d) each of (i) the Owner Participant, (ii) State Street Bank and Trust Company of Connecticut, National Association, (iii) First Security Bank, National Association, and (iv) US Airways is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization;

               (f) each of (i) the Owner Participant, (ii) State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Subordination Agent and Pass Through Trustee,
(iii) First Security Bank, National Association, individually and as Owner Trustee, and (iv) US Airways has full power, authority and legal right to enter into and perform its respective obligations under, and consummate the transactions contemplated by, each of the Transaction Documents and the Indenture Documents to which it is a party;

               (h) each of (i) the Owner Participant, (ii) State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Subordination Agent and Pass Through Trustee,
(iii) First Security Bank, National Association, individually and as Owner Trustee, and (iv) US Airways has duly authorized, executed and delivered each of the Transaction Documents and the Indenture Documents to which it is a party;

               (j) the execution, delivery and performance of the Transaction Documents and the Indenture Documents by each of the parties thereto and the consummation of the transactions contemplated thereby does not and will not conflict with, contravene, violate or constitute a default under (i) the respective certificate of incorporation, by-laws or other organizational documents of any such party, (ii) any indenture, mortgage, lease, agreement or other instrument to which any such party is a party or by which it or any of its property may be bound or subject, (iii) any law, rule or regulation of any jurisdiction (provided that we make no such assumption with respect to Applicable Laws of the State of New York and Applicable Laws of the United States of America insofar as such Applicable Laws apply to US Airways, as to which we express our opinion in paragraph 2 herein) or (iv) any judicial or administrative order or decree of any governmental authority;

               (l) except for (i) the due and timely filing and, where appropriate, recording of (A) the FAA Bill of Sale, (B) the Trust Agreement, (C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Trust Supplement covering the Aircraft attached as exhibits) and (D) the Trust Indenture (with the Trust Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code,
(ii) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (iii) compliance with the securities law of each applicable state and (iv) the filing of appropriate UCC financing statements, no consent, license, permit or approval of, or giving of notice to, or registration with, or taking of any action in respect of, any governmental authority of any jurisdiction is required in connection with (X) the execution, delivery and performance by any party to any Transaction Document of the respective Transaction Documents to which it is a party, (Y) the consummation of the transactions contemplated thereby or
(Z) the legality, validity or enforceability of the Transaction Documents or the Indenture Documents with respect to any party to any Transaction Document or any Indenture Document (provided that we make no such assumption with respect to those required by Applicable Laws as such Applicable Laws apply to US Airways); and

               (n) the Trust Agreement duly creates, for the benefit of the Owner Participant, the trust interest in the trust estate which the Trust Agreement by its terms purports to create and the trust purported to be created by the Trust Agreement has been duly formed and is validly existing.

               With respect to US Airways, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Howard L. Wu, Esq., Associate General Counsel to US Airways (the "US Airways Opinion"). With respect to Transportation Code matters, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Crowe & Dunlevy, P.C., special Transportation Code counsel (the "TC Opinion"). With respect to the Owner Trustee, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Ray, Quinney & Nebeker, special counsel to the Owner Trustee (the "Owner Trustee Opinion"). With respect to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, we understand that you are separately receiving an opinion with respect to certain matters set forth above from Bingham Dana LLP, special counsel to the Indenture Trustee, the Pass Through Trustee and the Subordination Agent (the "State Street Opinion"). With respect to the Owner Participant, we understand that you are receiving separate opinions with respect to certain matters set forth above from __________, special counsel to the Owner Participant (together with the US Airways Opinion, the TC Opinion, the Owner Trustee Opinion and the State Street Opinion, the "Other Counsel's Opinions"). We are advised that such Other Counsel's Opinions contain qualifications. Our opinions herein stated are based upon the assumptions specified above, and we express no opinion as to the effect on the opinions herein stated of the qualifications stated in the Other Counsel's Opinions.


               This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

                                              Very truly yours,



                                 SCHEDULE I


____________________, as Owner Participant

State Street Bank and Trust Company of Connecticut, National Association, individually and as Indenture Trustee, Pass Through
        Trustee and Subordination Agent

First Security Bank, National Association, individually and as Owner Trustee

Standard & Poor's Ratings Services
        55 Water Street
        New York, New York 10041

Moody's Investors Service, Inc.
        99 Church Street
        New York, New York 10007

MBIA Insurance Corporation
        113 King Street
        Armonk, New York 10504


                        Officer's Certificate to SASM&F (Illinois) Opinion
                                                                N_________



                                 EXHIBIT A


                                Certificate


               The undersigned, Howard L. Wu, is the Associate General Counsel of US Airways, Inc., a Delaware corporation (the "Lessee"), and understands that pursuant to certain of the Transaction Documents (as defined in the Opinion referred to below), Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F") is rendering an opinion dated the date hereof (the "Opinion") to each of the Persons listed on Schedule I thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Opinion. The undersigned further understands that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

               With regard to the foregoing, on behalf of the Lessee, the undersigned certifies that:

               2. Due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

               4. SASM&F may rely upon the representations and warranties that the Lessee has made in each of the Transaction Documents to which it is a party. The undersigned has made a careful review of the representations and warranties of the Lessee contained in each of the Transaction Documents and hereby confirms, to the best of his knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

               6. Less than 25 percent of the assets of Lessee and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

               8. Lessee is engaged primarily, directly and through its wholly-owned subsidiaries and its Majority-Owned Subsidiaries (as hereinafter defined), in the airline transportation business and (i) is not and does not hold itself out as being, engaged primarily nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities (as hereinafter defined), (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type (as hereinafter defined) and has no such certificate outstanding and (iii) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in Securities, whether or not as its primary activity, and does not own or propose to acquire Investment Securities (as hereinafter defined) having a Value exceeding 40% of the Value of the total assets of the Lessee (exclusive of Government Securities (as hereinafter defined)) on an unconsolidated basis.

               10. Neither the Lessee nor any of its subsidiaries or affiliates owns or operates facilities that are used for the generation, transmission, or distribution of electric energy for sale ("electric utility facilities").

               12. Neither the Lessee nor any of its subsidiaries or affiliates owns or operates facilities that are used for the distribution at retail of natural or manufactured gas for heat, light, or power ("gas utility facilities").

               14. Neither the Lessee nor any of its subsidiaries or affiliates, directly or indirectly, or through one or more intermediary companies, owns, controls or holds with power to vote (a) five percent (5%) or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificate of deposit for a security, receiver's or trustee's certificates, or any other instrument commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on, or warrants or right to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities.

               16. Neither the Lessee nor any of its subsidiaries or affiliates has received notice that the Securities and Exchange Commission has determined, or may determine, that the Lessee or any of its subsidiaries or affiliates exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities


                             Officer's Certificate to SASM&F (Illinois) Opinion
                                                                     N_________



imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended.

               18. As used in paragraph 4 of this certificate, the following terms shall have the following meanings:

               "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company;

               "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

               "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

               "Investment Securities" includes all Securities except (A) Government Securities, (B) Securities issued by employees' securities companies, and (C) Securities issued by Majority-Owned Subsidiaries of the Lessee which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate;

               "Majority-Owned Subsidiary" of a person means a company 50% or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person. Notwithstanding the foregoing, a company shall not be considered a Majority-Owned Subsidiary of a person if Control of such company rests with someone other than such person;

               "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferrable share, investment contract, voting-trust certificate, certificate of deposit for


                            Officer's Certificate to SASM&F (Illinois) Opinion
                                                                     N________


a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing;

               "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof;

               "Voting Security" means any security presently entitling the owner or holder hereof to vote for the election of directors of a company.



                          Officer's Certificate to SASM&F (Illinois) Opinion
                                                                  N_________


               IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of ______, ____.


                                            --------------------------------
                                            Name:  Howard L. Wu
                                            Title: Associate General Counsel









                                                                   Exhibit B-2

                      [LETTERHEAD OF US AIRWAYS, INC.]
                         [LEASED AIRCRAFT OPINION]



                             ------------, ----


To Each Person Listed
on Schedule I Hereto

        Re:    US Airways, Inc. Trust No.  N____U_
               -----------------------------------

Ladies and Gentlemen:

        I am the _________________________ of US Airways, Inc., a Delaware corporation ("US Airways"), and am familiar with the transactions contemplated by the Participation Agreement (US Airways, Inc. Trust No. N___U_), dated as of ________, ____ (the "Participation Agreement"), among US Airways, as Lessee, __________________, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise provided therein but solely as Pass Through Trustee, Indenture Trustee and Subordination Agent, and First Security Bank, National Association, a national banking association, not in its individual capacity except as otherwise provided therein, but solely as Owner Trustee, relating to the Aircraft (as defined below). Capitalized terms not otherwise defined herein have the meanings assigned thereto in Annex A to the Participation Agreement.

        This opinion is being delivered pursuant to Section 4(a)(xi) of the Participation Agreement.

        In my examination, I have assumed the genuineness of all signatures (other than the signatures made on behalf of US Airways), including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me as telefacsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, I have relied solely upon statements, representations and warranties of US Airways, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and their respective officers and representatives, and others in the Operative Documents and of public officials, and I have made no independent investigation or inquiry with respect to such factual matters.

        In rendering the opinions set forth herein, I have examined and relied on executed originals or copies of the following:

        (a)  the Participation Agreement;

        (b)  the Lease;

        (c)  the Lease Supplement;

        (d)  the Tax Indemnity Agreement;

        (e)  the Purchase Agreement Assignment;

        (f)  the Trust Indenture;

        (g)  the Trust Supplement;

        (h)  the Warranty Bill of Sale;

        (i)  the FAA Bill of Sale;

        (j)  the Acceptance Certificate;

        (k)  the Equipment Notes;

        (l)  the Pass Through Trust Agreement;

        (m)  each of the Pass Through Trust Agreement Supplements;

        (n) certified copies of the Certificate of Incorporation and By-laws of US Airways;

        (o) certified copies of certain resolutions of the Board of Directors of US Airways adopted on May 18, 1999;

        (p) a certificate of good standing from the Secretary of State of the State of Delaware as to the good standing of US Airways in such jurisdiction [and a certificate of good standing from the Secretary of State of the State of Delaware as to the good standing of Shuttle, Inc. in such jurisdiction]; and

        (q) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

        Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that:

        1. US Airways is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has or had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under each of the Operative Documents to which it is a party. US Airways is duly qualified to do business and is in good standing in the Commonwealth of Virginia and each other state of the United States in which its operations or the nature of its business requires US Airways to so qualify, except where the failure to so qualify would not have a material adverse effect on US Airways or its business.

        2. US Airways possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect, except where any failure would not have a material adverse effect on US Airways or its business.

        3. Each of the Operative Documents to which US Airways is a party has or had, on the date of execution thereof, been duly authorized, executed and delivered by US Airways.

        4. Neither the execution and delivery by US Airways of any of the Operative Documents to which US Airways is a party, nor the consummation of any of the transactions by US Airways contemplated thereby, nor the performance of the obligations thereunder by US Airways, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the Certificate of Incorporation or By-laws of US Airways or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than any Permitted Lien) upon the property of US Airways under any law, governmental rule or regulation, or the Certificate of Incorporation or By-laws of US Airways or any order, writ, injunction or decree of any court or governmental authority against US Airways or by which any of its properties may be bound or any material indenture, mortgage, contract or other agreement known to me to which US Airways is a party or by which it may be bound, or require the approval or consent of any trustee or the holders of any indebtedness or material obligations of US Airways.

        5. Neither the execution and delivery by US Airways of any of the Operative Documents to which it is a party, nor the consummation of any transactions by US Airways contemplated thereby, nor the performance of the obligations thereunder by US Airways, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Operative Documents, all of which were or are required to be performed on or prior to the Delivery Date and which were or shall have been accomplished on or prior to the Delivery Date) the registration with, or the taking of any other action in respect of, the FAA, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Delaware other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state, (iii) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, and (iv) the filings and, where appropriate, recording, pursuant to the Transportation Code, of each of the FAA Bill of Sale, the Trust Agreement, the Lease (with the Lease Supplement covering the Aircraft attached as an exhibit) and the Trust Indenture (with the Trust Supplement covering the Aircraft attached as an exhibit), or (b) contravene any judgment or order applicable to or binding on US Airways or any law or governmental rule or regulation of the United States or of the State of Delaware.

        6. There is no pending or, to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) the financial condition of US Airways except for the matters described under "Legal Proceedings" in US Airways' Annual Report on Form 10-K for the fiscal year ended December 31, ____ [and US Airways' Quarterly Report on Form 10-Q for the quarter ended March 31, ____, June 30, ____, and September 30, ____, respectively], as to all of which I can express no opinion at this time concerning US Airways' liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of US Airways, or (B) the ability of US Airways to perform its obligations under the Operative Documents, or (ii) involves the Aircraft.

        7. US Airways is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under
Section 41102(a) of the Transportation Code. US Airways is the holder of an "air carrier operating certificate" under Section 44705 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and such certificate is in full force and effect.

        8. US Airways is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        [9.    Shuttle, Inc. is a corporation duly incorporated, validly
existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" within the meaning of Section
40102(a)(15) of the Transportation Code.]1

        [10.   Shuttle, Inc. is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under
Section 41102(a) of the Transportation Code. Shuttle, Inc. is the holder of an "air carrier operating certificate" under Section 44705 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and such certificate is in full force and effect.]2


--------
1  For transactions with Aircraft leased or subleased to Shuttle, Inc. only.


        I do not express any opinion as to matters governed by any law other than the federal laws of the United States of America and the corporation law of the State of Delaware.

        This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

                                               Very truly yours,




--------
2  For transactions with Aircraft leased or subleased to Shuttle, Inc. only.


                                 SCHEDULE I


Standard & Poor's Ratings Services
        55 Water Street
        New York, New York 10041

Moody's Investors Service, Inc.
        99 Church Street
        New York, New York 10007

MBIA Insurance Corporation
        113 King Street
        Armonk, New York 10504








                                                            Exhibit C


               FORM (FRENCH LAW) OPINION OF CLIFFORD CHANCE
 IN CONNECTION WITH CERTAIN (LEASED AIRCRAFT) TRANSACTIONS FOR A330 AIRCRAFT


[      ]


To:   US Airways Inc.
      US Airways Group, Inc.
      First Security Bank, National Association
      [                  ]


RE:   ONE AIRBUS A330-[   ] AIRCRAFT
      MANUFACTURER'S SERIAL NO.[   ]
      US REGISTRATION NO. [   ]


Dear Sirs,

1. We have been requested by US Airways Inc. (the "COMPANY"), to act as special French counsel with respect to, and to render this opinion in connection with certain of the transactions contemplated in a
      certain Participation Agreement dated as of [        ] (the
      "PARTICIPATION AGREEMENT") among [         ].

2.    We have examined copies(1) (which we assume conform to the originals)
      of:
-------------
(1) AS OF THE DATE HEREOF WE HAVE NOT HAD SIGHT OF PRO-FORMA DOCUMENTS; THIS DRAFT OPINION IS BASED ON THE ASSUMPTION THAT THE DOCUMENTS WILL FOLLOW THE FORM OF THE 1999 EETC FINANCINGS.


      (i)   the purchase agreement assignment (Scheduled April, 2000
            through December, 2000 Deliveries) dated as of [      ] between
            US Airways Group, Inc. (as assignor) and the Company (as assignee) (the "FIRST PURCHASE AGREEMENT ASSIGNMENT");

      (ii) the consent and agreement of AVSA S.A.R.L. ("AVSA") and Airbus Industrie G.I.E. ("AIRBUS") to the First Purchase Agreement Assignment as acknowledged and accepted by US Airways Group,
            Inc. and the Company dated as of [           ] (the "FIRST
            CONSENT");

      (iii) the purchase agreement assignment (US Airways, Inc. Trust No.
            N[ ]U[ ]), dated as of [        ], between the Company (as
            assignor) and State Street Bank and Trust Company of
            Connecticut, National Association (the "INDENTURE TRUSTEE") as assignee) (the "SECOND PURCHASE AGREEMENT ASSIGNMENT");

      (iv)  the consent and agreement of Airbus (to the Second Purchase
            Agreement Assignment) dated as of [     ] (the "AIRBUS CONSENT
            AND AGREEMENT");

      (v)   the consent and agreement of AVSA (to the Second Purchase
            Agreement Assignment) dated as of [      ] (the "AVSA CONSENT
            AND AGREEMENT");

      (vi)  the indenture and security agreement dated as of [      ]
            between the Company (as owner) and the Indenture Trustee (the "INDENTURE"); and

      (vii) a document executed both in the English language as the "FRENCH PLEDGE" and in the French language as the "ACTE DE NANTISSEMENT DE CREANCES" (the latter being a correct translation of the
            former) each dated [       ] and made between the Company (as
            pledgor) and the Indenture Trustee (as pledgee) collectively referred to herein as the "ACTE DE NANTISSEMENT",

      the First Purchase Agreement and the Second Purchase Agreement Assignment are together referred to herein as the "ASSIGNMENTS", the First Consent and the Second Consents are together referred to herein as the "CONSENTS" and the documents referred to in (i) to (vii) above are hereinafter referred to collectively as the "DOCUMENTS".

3.    In considering the above, we have assumed:

      (i) that the Documents have been duly executed by the parties thereto (other than Airbus and AVSA);

      (ii)  the genuineness of all signatures;

      (iii) the completeness and conformity to the originals of all documents supplied to us as copies or as facsimiles;

      (iv) that the Documents expressed to be governed by New York law constitute the legal, valid and binding obligations of the parties thereto under New York law.

4. Having considered the Documents we are of the opinion, subject to the qualifications and reservations set out in paragraph 5 below, that:

      (i) Airbus is a groupement d'interet economique duly organised and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted. The present members of Airbus are (i) Aerospatiale Matra S.A.,
            (ii) DaimlerChrysler Aerospace Airbus GmbH, (iii) British Aerospace (Operations) Ltd. and (iv) Construcciones Aeronauticas S.A. and each of such corporations is, without the need to proceed against any collateral security for the indebtedness of Airbus or to take any other legal action or process (except for service on Airbus by huissier of notice to perform and subsequent failure by Airbus to do so), jointly and severally liable with the other members for the debts of Airbus arising out of obligations contracted by Airbus while such corporation is a member of Airbus;

      (ii) AVSA is a societe a responsabilite limitee duly established and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted;

      (iii) each of Airbus and AVSA has full power and authority to enter into and to execute, deliver and perform its obligations under the Documents to which it is a party; such obligations are legal, valid and binding upon them respectively, are enforceable in accordance with their respective terms and rank pari passu with the other unsecured obligations of Airbus and AVSA, as the case may be;

      (iv) assuming that under New York law the Indenture Trustee would be entitled to take proceedings in its own name and on its own account to recover from the Company the full amount of all amounts secured by the Acte de Nantissement and subject to the registration and huissier requirements of paragraph 5(d) hereof and the observation set forth in paragraph 5(f) hereof, the Acte de Nantissement:

            (a) duly creates for the benefit of the Indenture Trustee the security interests which it purports to create and the Indenture Trustee is entitled to the benefits and security afforded thereby; and

            (b) would be effective as against Airbus, AVSA and third
                parties to perfect the pledge (nantissement) of the obligations of Airbus and AVSA that are the subject of the Acte de Nantissement;

      (v) the choice of the laws of the State of New York to govern the Documents (which are expressed to be so governed) is valid under the laws of the French Republic, and a French court would uphold such choice of law in any suit on the Documents brought in a French court.

5. This opinion must be read subject to the following qualifications and observations as to French law:

      (a) the remedy of specific performance may not be available in a French court;

      (b) in respect of payment obligations, a French court has power under Article 1244-1 of the French Civil Code to grant time to a debtor (not in excess of two years), taking into account the position of the debtor and the needs of the creditor;

      (c) in order to ensure the validity as against third parties of the assignment made in the Assignments, it is necessary that notice of such assignments be served on Airbus and AVSA by huissier in accordance with the provisions of Article 1690 of the French Civil Code. [We have been instructed by the Company to assist in carrying out such formalities which we intend to do upon receipt of duly executed originals of such assignment and we anticipate that there will be no difficulty in accomplishing these formalities](2);

      (d) in order to ensure the validity as against third parties of the pledge (nantissement) created by the Acte de Nantissement in accordance with the provisions of Article 2075 of the French Civil Code, it is necessary for the Acte de Nantissement to be registered with the French tax administration in a form duly translated in French by a sworn translator, involving payment of a stamp duty of a nominal amount. In addition, the pledge (nantissement) created by the Acte de Nantissement will need to be served on each of the obligors by huissier, in accordance with the provisions of Article 2075 of the French Civil Code. [We have been instructed by the Company to carry out such formalities on its behalf which we intend to do upon receipt of duly executed originals of the Pledge Agreement and we anticipate that there will be no difficulty in accomplishing these formalities](2);
------------
(2)   NOTE: US AIRWAYS TO CONFIRM INSTRUCTIONS


      (e) in the event o any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than French Francs or euros, a French court would probably give judgment expressed as an order to pay, not such currency, but its French Franc or euro equivalent at the time of payment or enforcement of judgment. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganisation, reconstruction or similar proceedings, French law may require that all claims or debts be converted into French Francs or euros at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

      (f) pledges over non-monetary claims are unusual under French law. In principal, pledges over claims of this type should be effective against Airbus, AVSA and third parties but in the absence of case law, there is a lack of certainty about the pledge being effective;

      (g) a determinatio or certificate as to any matter provided for in the Documents might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

      (h) claims may become barred by effluxion of time or may be or become subject to defence of set-off or counterclaim;

      (i) a French court may stay proceedings if concurrent proceedings are being brought elsewhere;

      (j) we express no opinion as to whether any provision in the documents conferring a right of set-off or similar right would be effective against a liquidator or a creditor;

      (k) the enforcemen against Airbus of any of the Documents to which it is a party may be limited by applicable bankruptcy, insolvency, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, as such laws are applied to Airbus. The enforcement against AVSA of any of the Documents to which it is a party may be limited to such laws, as such laws are applied to AVSA. The enforcement against any member of Airbus of any obligation of Airbus contained in the Documents may be limited to such laws, as such laws are applied to such member;

      (l) our opinion as to the enforceability of the Documents relates only to their enforceability in France in circumstances where the competent French court has and accepts jurisdiction. The term "enforceability" refers to the legal character of the obligations assumed by the parties under the Documents, i.e. that they are of a character which French law enforces or recognises. It does not mean that the Documents will be enforced in all circumstances or in foreign jurisdictions or by or against third parties or that any particular remedy will be available; and

      (m) article 899 of the French Tax Code provides that agreements evidencing an undertaking to pay a sum of money are subject to stamp tax (droit de timbre) of a nominal amount if made in the French Republic, if made in a foreign country, such agreements are subject to a stamp tax of a nominal amount before certain use thereof can be made in the French Republic (Article 897 of the French Tax Code). However non-payment of such stamp tax does not affect the legality, validity or enforceability of the Documents.

We are qualified as French Avocats.

No opinion is expressed herein as to laws other than the laws of the French Republic as of the date hereof. This opinion is for your use and that of no one else, and is limited to (i) the matters specifically mentioned herein, and (ii) the purpose set out above.

Yours faithfully,



CLIFFORD CHANCE







                                                            Exhibit D



                            [LETTERHEAD OF FSB]





                                       _________________, 2000










 TO EACH OF THE PARTIES SET FORTH
 IN SCHEDULE A HERETO:

 Re:  US AIRWAYS, INC. LEVERAGED LEASE N____

      Dear Sir or Madam:

      We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("First Security") and in its capacity as trustee (the "Owner Trustee") under Trust Agreement ___ dated as of __________, 2000, (the "Trust Agreement") between it and ____________, as owner participant (the "Owner Participant"), in connection with the transactions contemplated by the Participation Agreement (as defined below). We are delivering this opinion at the request of First Security. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Annex A to Participation Agreement ___, dated as of ____________, 2000 among US Airways, Inc., as Lessee, the Owner Participant, First Security, not in its individual capacity except as provided therein, and as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly provided therein, but solely as Indenture Trustee, Subordination Agent and as Pass Through Trustee under each of the Pass Through Trust Agreements (the "Participation Agreement").

 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

 Based upon the foregoing, we are of the opinion that:

           (1) First Security is a national banking association duly organized, validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act and has the full power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it, in its individual capacity or as Owner Trustee, as the case may be, is a party and, as Owner Trustee, to issue, execute, and deliver and perform the Equipment Notes.

           (2) The Owner Trustee is the duly appointed trustee under the Trust Agreement and the Trust Agreement creates a legal and valid trust under the laws of the State of Utah; the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement creates for the benefit of the Owner Participant the rights and interests in the Trust Estate which the Trust Agreement by its terms purports to create; and assuming the Trust Agreement was properly authorized, executed and delivered by the Owner Participant and that the terms of the Trust Agreement are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the Owner Participant, the Trust Agreement constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

           (3) The Trust Agreement, the Participation Agreement, and each other Operative Agreement to which First Security or the Owner Trustee, as the case may be, is a party, and the Equipment Notes, have been duly authorized, executed and delivered by First Security, or the Owner Trustee, as the case may be, and assuming due authorization, execution and delivery by the other parties thereto is a legal, valid and binding obligation of First Security, or the Owner Trustee, as the case may be, enforceable in accordance with their respective terms.

           (4) The execution and delivery by First Security of the Trust Agreement and the Participation Agreement and the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party is not, and the performance by First Security, or the Owner Trustee, as the case may be, of its respective obligations under each such agreements will not be, inconsistent with the articles of association or by-laws of First Security, do not and will not contravene any federal law or law of the State of Utah, or any rule or regulation of the State of Utah or the federal government, or any judgment or order of which we have knowledge and which is applicable to it and do not and will not contravene any provision of, or result in the creation of any lien upon any property of First Security, or constitute a default under, any indenture, mortgage, contract or other instrument of which we have knowledge and to which First Security or the Owner Trustee is a party or by which either is bound or require the consent or approval of, the giving of notice to, or the registration with, or the taking of any action in respect of, or under federal law or the laws of the State of Utah or any subdivision or agency thereof.

           (5) There are no fees, taxes or other charges, except taxes imposed on fees payable to First Security, required to be paid under the laws, ordinances or regulations of the State of Utah or any political subdivision thereof, including, without limitation, Salt Lake City, in connection with the execution, delivery or performance by the Lessee, Owner Trustee, Mortgagee or any Participant of the Operative Agreements solely because First Security, or the Owner Trustee as the case may be, performs certain of its obligations under the Operative Agreements in the State of Utah.

           (6) There are no pending or, to our knowledge, threatened actions or proceedings against or affecting First Security or the Owner Trustee, as the case may be, before any court, governmental authority or administrative agency which, if adversely determined, could materially adversely affect the right, power or ability, either in its individual capacity or as Owner Trustee, or both, as the case may be, to enter into or perform its obligations under the Operative Agreements.

           (7) The Trust Indenture (or financing statements or other notices with respect thereto) has been filed for record or recorded with the Division of Corporations and Commercial Code in the State of Utah and such offices are all the places in the State of Utah wherein such filing or recordation is necessary and no other actions or filings are necessary in the State of Utah to perfect the lien and security interest of the Mortgagee in the Trust Estate as against creditors of or purchasers from the Owner Trustee or the Lessee, or both.

           (8) The Owner Trustee has received such right, title and interest in and to the Aircraft as was conveyed to the Owner Trustee on the date hereof, subject to (i) the rights of the Lessee under the Lease and the Lease Supplement; (ii) the beneficial interest of the Owner Participant in the Aircraft; and (iii) the Lien created pursuant to the Trust Indenture and the Trust Indenture Supplement; and to our knowledge there exist no Liens affecting the right, title or interest of the Owner Trustee in and to the Trust Estate resulting from claims against First Security, not related to the ownership of the Trust Estate or the administration of the Trust Estate or any other transaction contemplated by the Operative Agreements.

           (9) Assuming that (i) the Aircraft is not physically located in the State of Utah at the commencement or termination of the Term, (ii) in connection with any sale or lease of the Aircraft, such Aircraft will not be physically delivered in the State of Utah, and (iii) the Aircraft will be sold or leased for use in interstate commerce, and
      (iv) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes in accordance with Sections 671 through 678 of the Internal Revenue Code of 1986, as amended, there are no sales or transfer fees, taxes or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Mortgagee, the Lessee or any Participant of the Operative Agreements or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Equipment Notes. Neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within such State.

           (10) Neither a Utah court nor a federal court applying Utah law or federal law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms.

           (11) Although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person that is an Owner Participant, such as trustees, receivers or liquidators (whether or not an insolvency proceeding has been commenced) (collectively the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate.

 The foregoing opinions are subject to the following assumptions, exception and qualifications:

      A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security and Title II of the United States Code entitled "Bankruptcy". In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended;
      (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of First Security); or (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such state, as to which we express no opinion.

      B. The foregoing opinions regarding enforceability of any document or instrument are subject (i) except as otherwise set forth in the opinions in paragraphs 10 and 11, to applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We call to your attention that bankruptcy courts are courts in equity with wide discretion in applying the provisions of the Bankruptcy Code.

      C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than First Security or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

      D. The opinion in paragraph 1 above concerning the citizenship of First Security is based upon the facts contained in an affidavit of First Security, made by its authorized officer, which facts we have not independently verified.

      E. We have assumed that all signatures, other than those of the Owner Trustee or First Security, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us conform with the originals, which facts we have not independently verified.

      F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

      G. We have made no investigation of, and express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

      H. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of
      Section 406 of the Employee Retirement Income Security Act of 1974.

      I. In addition to any other limitation by operation of law upon the scope, meaning or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may effect the legal analysis, a legal conclusion or any information contained herein.

      J. The opinions expressed in this letter are solely for the use of the parties which it is addressed in matters directly related to the Participation Agreement and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

                          Very truly yours,

                          RAY, QUINNEY & NEBEKER





                                 SCHEDULE A



                First Security Bank, National Association

                US Airways, Inc.

                State Street Bank and Trust Company of Connecticut, National Association

                [Owner Participant]

                Standard & Poor's Ratings Services

                Moody's Investors Service, Inc.

                MBIA Insurance Corporation







                                                                      Exhibit E

                [OWNER PARTICIPANT SPECIAL COUNSEL OPINION]


                            --------------, ----







To the Persons Listed on
Schedule A Attached Hereto

               Re:  N___U__

Ladies and Gentlemen:

               We have acted as special counsel to __________________, a ____________________ (the "Owner Participant") in connection with the transactions contemplated by the Participation Agreement N___U_ dated as of ______________, ____ (the "Participation Agreement"), among US Airways, a Delaware corporation, as Lessee; the Owner Participant; First Security Bank, National Association, a national banking association, not in its individual capacity except as expressly provided therein, but solely as Owner Trustee; State Street Bank and Trust Company of Connecticut, National Association , a national banking association, not in its individual capacity except as expressly stated therein, but solely as Pass Through Trustee. Capitalized terms used in this opinion and not defined herein shall have the, respective meanings assigned thereto in Annex A to the Participation Agreement. Our opinion is being delivered, at the request of the Owner Participant, pursuant to Section 4(a)(xiv) of the Participation Agreement.

               In connection with the opinions contained herein, we have examined executed counterparts of each of the Operative Documents. The Operative Documents to which the Owner Participant is a party are herein referred to as the "Owner Participant Documents".

               For purposes of the opinions expressed below, we have examined the originals or conformed copies of such corporate records and documents, certificates and statements of public officials and such other documents and records, and such other matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. We have made no independent inquiry or investigation of any factual matters or circumstances relevant to the opinions contained herein, but instead we have relied upon representations in the Operative Documents and upon certificates and statements of the parties thereto and of public officials.

               For the purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals; (iii) the legal capacity of all natural persons who are parties to the Operative Documents;
(iv) the due authorization, execution and delivery of the Owner Participant Documents by all parties; and (v) the legality, validity and binding effect of the Owner Participant Documents as to, and the enforceability of the same against, all parties (other than the Owner Participant).

               Based upon the foregoing and such other information as we have deemed necessary for purposes hereof, and subject to the assumptions, qualifications and reliances set forth herein, we are of the opinion that:

               1. Each of the Owner Participant Documents to which the Owner Participant is a party constitutes a legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms.

               2. Neither the execution, delivery or performance by the Owner Participant of the Owner Participant Documents to which the Owner Participant is a party, the consummation by the Owner Participant of any of the transactions contemplated thereby, nor compliance by the Owner Participant with the provisions thereof (a) violates any New York or federal laws, rules or regulations or (b) requires the consent, permit, authorization or approval of, the giving of notice to, the registration or filing with, or the taking of any other action in respect of any governmental authority or agency of the United States or the State of New York (except for compliance with the requirements of the Federal Aviation Act, as to which we express no opinion).

               Our opinion as to the enforceability of any Owner
        Participant Document is qualified by and subject to:

               (i) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

               (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law);

               (iii) the unenforceability under certain circumstances of provisions purporting to release or exculpate any party from liability for its acts or omissions, or purporting to impose a duty upon any party to indemnify any other party when any claimed damages result from the gross negligence or willful misconduct of the party seeking such indemnity; and

               (iv) the unenforceability under certain circumstances of waivers, and provisions imposing liquidated damages, late payment charges or forfeitures, if such amounts are determined to be penalties in light of the actual damages incurred.

               Anything in this opinion to the contrary notwithstanding, we express no opinion concerning (i) the enforceability of any indemnification agreements or of any waivers of the benefits of any constitutional, statutory or common law rights contained in any of the Operative Documents to the extent such enforceability may be barred or limited by public policy considerations; (ii) federal and state applicable laws relating to environmental matters or the offering of securities; (iii) the Employee Retirement Income Security Act of 1974, as amended; (iv) federal or state laws, rules or regulations governing banking or trust powers; (v) the ownership of, or legal or equitable title to any property; or (vi) the priority of any security interest contemplated by the Operative Documents.

               We are members of the bar of the State of New York and, accordingly, we do not purport to express any opinion on any laws other than the laws of the State of New York and the federal laws of the United States of America, in each case as such laws are in effect on the date hereof With respect to the Owner Participant Documents which by their terms are to be governed by and construed in accordance with laws other than the laws of the state of New York, we have assumed for purposes hereof that such laws are identical in all respects to the laws of the state of New York.

               This opinion is furnished by us at your request for your sole benefit and no one but an addressee (and any permitted transferee) is entitled to rely on this opinion without our express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


Very truly yours,



------------------------


                                 SCHEDULE A


__________________, as Owner Participant

First Security Bank, National Association in its individual capacity and as Owner Trustee

State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee

US Airways, Inc., as Lessee







                                                    Exhibit F

                        FORM OF FAA COUNSEL OPINION

                           ___________, 2000


  To the Addressees on the
  Schedule Attached Hereto

       RE:  AIRBUS INDUSTRIE MODEL A330___ AIRCRAFT WITH
            MANUFACTURER'S SERIAL NUMBER _____ AND UNITED STATES
            NATIONALITY AND REGISTRATION MARKS N____ (THE
            "AIRCRAFT")

  Ladies and Gentlemen:

       This letter confirms that we filed the following described instruments with the Federal Aviation Administration (the "FAA") today at the respective times noted below:

       (a) AC Form 8050-2 Aircraft Bill of Sale dated _________ __, 2000 (the "FAA Bill of Sale") by US Airways, Inc. (the "Lessee") to _______________, as Owner Trustee (the "Owner Trustee") under Trust Agreement (US Airways, Inc. 2000-1 Series N_____) dated as of ___________ __, 2000 (the "Trust Agreement") between _______________________ as Owner Participant and the Owner Trustee, covering the Aircraft was filed at __:__ _.M., C._.T.;

       (b) AC Form 8050-1 Aircraft Registration Application by the Owner Trustee covering the Aircraft, to which were attached the Affidavits required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations, was filed at __:__ _.M., C._.T.;

       (c)  the Trust Agreement was filed at __:__ _.M., C._.T.;

       (d) Trust Indenture and Security Agreement (US Airways, Inc.2000-1 Series N_____) dated as of _______ __, 2000 (the "Indenture") between the Owner Trustee and ________________ as Indenture Trustee (the "Indenture Trustee"), to which was attached Trust Agreement and Indenture Supplement No. 1 (US Airways, Inc.2000-1 Series N_____) dated ___________ __, 2000 (the
            "Indenture Supplement") covering the Aircraft and the _______________ model ___________ aircraft engines with manufacturer's serial numbers ____________ and ______________ (the "Engines"), was filed at __:__ _.M., C._.T.; and

       (e) Lease Agreement dated as of ___________ __, 2000 (the "Lease") between the Owner Trustee as lessor and the Lessee, to which were attached Lease Supplement No. 1 (US Airways, Inc.2000-1 Series N_____) dated ___________ __, 2000 (the "Lease
            Supplement") covering the Aircraft and the Engines, the Indenture and the Indenture Supplement, was filed at __:__ _.M., C._.T.

       Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

       (a) the FAA Bill of Sale, the Indenture with the Indenture Supplement attached and the Lease with the Lease Supplement, the Indenture and the Indenture Supplement attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of Section 44107 of Title 49 of the United
            States Code;

       (b) legal title to the Aircraft is vested in the Owner Trustee and all instruments necessary to cause the FAA in due course to issue to the Owner Trustee an AC Form 8050-3 Certificate of Aircraft Registration covering the Aircraft have been duly filed with the FAA pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code;

       (c) the Aircraft and the Engines are free and clear of Liens (as such term is defined in Annex A to the Indenture and the Lease) other than such as are created by the Indenture, as supplemented by the Indenture Supplement, and by the Lease, as supplemented by the Lease Supplement;

       (d) the Indenture, as supplemented by the Indenture Supplement, creates a duly and validly perfected first priority security interest in favor of the Indenture Trustee in the Aircraft and the Engines and in all of the right, title and interest of the Owner Trustee in and to the Lease, as supplemented by the Lease Supplement (insofar as such security interest affects an interest covered by the recording system established by the FAA pursuant to Section 44107 of Title 49 of the United States
            Code);

       (e) the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft and the Engines are perfected;

       (f) the Indenture, as supplemented by the Indenture Supplement, is not required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect or maintain the perfection of the security interest created thereby in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States;

       (g) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Owner Trustee's title to the Aircraft or the security interest created by the Indenture, as supplemented by the Indenture Supplement, in the Aircraft and the Engines under the applicable laws of any jurisdiction within the United States; and

       (h) no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Lease, the Lease Supplement, the Trust Agreement, the Indenture and the Indenture Supplement except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been effected.

       No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Indenture, as supplemented by the Indenture Supplement; (iii) the recognition of the perfection of the security interest created by the Indenture, as supplemented by the Indenture Supplement, as against third parties in any legal proceedings outside the United States; and (iv) the record status of the Aircraft prior to the commencement of its United States registration. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens, and was subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. This opinion is rendered in reliance upon the opinion of the Aeronautical Center Counsel dated ________ __, 2000 (a copy of which is attached hereto) and upon the past practice of the FAA which is consistent with said opinion.

                                Very truly yours,


                                ROBIN D. JENSON
                                For the Firm
  RDJ:adw



                                  SCHEDULE


  ________________________ as Owner Trustee

  ________________________ as Indenture Trustee, Pass Through Trustee and
                               Subordination Agent

  [STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, N.A.]

  US Airways, Inc.

  Standard & Poor's Ratings Services

  [MBIA INSURANCE CORPORATION]






                                                         Exhibit G

               FORM OF OPINION FOR INDENTURE TRUSTEE COUNSEL




                                            -------------, ------




TO THE PARTIES SET FORTH
  IN SCHEDULE A HERETO
     ----------

            RE: US Airways, Inc./Leveraged Lease Financing of One
            Airbus [A320] [A330-300] Aircraft [N _____ US] -
            Indenture Trustee

Ladies and Gentlemen:

     We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Trust Indenture and Security Agreement [N ____ US] dated as of [_______________, 2000] (the "INDENTURE") between First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee (the "OWNER TRUSTEE"), and State Street, as Indenture Trustee, in connection with the execution and delivery of the Participation Agreement [N ____ US] dated as of [_____________, 2000] (the "PARTICIPATION AGREEMENT") by and among the Indenture Trustee, US Airways, Inc., as Lessee (the "LESSEE"), [__________________], as Owner Participant, State Street, as Pass Through Trustee (the "PASS THROUGH TRUSTEE"), State Street, as Subordination Agent (the "SUBORDINATION AGENT") and the Owner Trustee and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Lease and Annex A of the Participation Agreement. This opinion is being delivered at the request of State Street and pursuant to Section 4(a)(xvi) of the Participation Agreement.

     Our representation of State Street and the Indenture Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

     We have examined the Participation Agreement and the Indenture (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

     We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Indenture Trustee).

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

     Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

     To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

     Our opinion is further subject to the following exceptions, qualifications and assumptions:

     1. We have assumed without any independent investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Indenture Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, bylaws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Indenture Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of the Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Indenture Trustee, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Indenture Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Indenture Trustee, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

     2. We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Indenture Trustee, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Indenture Trustee, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Indenture Trustee, as applicable, and relevant to our opinions expressed below).

     3. The enforcement of any obligations of State Street or the Indenture Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Indenture Trustee, as applicable, under any of the Operative Documents.

     4. We express no opinion as the availability of any specific or equitable relief of any kind.

     5. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

     6. We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims,
          (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

     7. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

     8. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Indenture Trustee, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Indenture Trustee, to authenticate the Equipment Notes issued on the date hereof.

2. State Street, in its individual capacity or as Indenture Trustee, as the case may be, has duly authorized the Operative Documents by all necessary corporate or trust action and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with their respective terms.

3. The Equipment Notes issued as of the date hereof have been duly authenticated and delivered by State Street as Indenture Trustee pursuant to the terms of the Indenture.

4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Indenture Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

6. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Indenture Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

7. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Indenture Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents.

                                            Very truly yours,




                                            BINGHAM DANA LLP



                                 SCHEDULE A


State Street Bank and Trust Company of
  Connecticut, National Association

First Security Bank, National Association

[____________________], as Owner Participant

US Airways, Inc.

US Airways Group, Inc.

Standard & Poor's Ratings Services

Moody's Investors Service, Inc.

MBIA Insurance Corporation







                                                          Exhibit H

             FORM OF OPINION FOR PASS THROUGH TRUSTEE COUNSEL


                                        __________________, ____


 TO THE PARTIES SET FORTH
   IN SCHEDULE A HERETO

      RE:  US Airways, Inc./Leveraged Lease Financing of One
           Airbus [A320] [A330-300] Aircraft [N _________ US]
           -- Pass Through Trust

 Ladies and Gentlemen:

      We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Pass Through Trustee (the "PASS THROUGH TRUSTEE") under the Pass Through Trust Agreement dated as of July 30, 1999, among US Airways Group, Inc., US Airways, Inc. and State Street, as supplemented by Trust Supplement No. 2000-1G and Trust Supplement No. 2000-1C, each dated as of [__________, 2000] and each among US Airways, Inc. and State Street (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") in connection with the execution and delivery of the Participation
 Agreement [N   US] dated as of [             , 2000] (the "PARTICIPATION
 AGREEMENT") by and among State Street, as Indenture Trustee, US Airways,
 Inc., as Lessee (the "LESSEE"), [                      ], as Owner
 Participant, State Street, as Pass Through Trustee, State Street, as Subordination Agent (the "SUBORDINATION AGENT") and First Security Bank, National Association, as Owner Trustee and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Lease and Annex A of the Participation Agreement. This opinion is being delivered at the request of State Street and pursuant to Section 4(a)(xxiii) of the Participation Agreement.

      Our representation of State Street and the Pass Through Trustee has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

      We have examined the Participation Agreement, the Liquidity Facility for each of the Class G and Class C Trusts, the Policy Provider Agreement, the Policy, the Intercreditor Agreement, the Note Purchase Agreement, the Escrow and Paying Agent Agreement for each of the Class G and Class C Trusts each dated as of ______________ __, 2000 and each among First Security Bank, National Association, as Escrow Agent, the underwriters named therein, State Street, as Pass Through Trustee and State Street, as Paying Agent, and each of the Pass Through Trusts (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

      We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Pass Through Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Pass Through Trustee).

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

      Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

      To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            1. We have assumed without any independent investigation that
      (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Pass Through Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, bylaws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Pass Through Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Pass Through Trustee, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Pass Through Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Pass Through Trustee, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            2. We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Pass Through Trustee, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Pass Through Trustee, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Pass Through Trustee, as applicable, and relevant to our opinions expressed below).

            3. The enforcement of any obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Pass Through Trustee, as applicable, under any of the Operative Documents.

            4. We express no opinion as the availability of any specific or equitable relief of any kind.

            5. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            6. We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to
      (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            7. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            8. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

      In rendering the opinion set forth below in paragraph 6 as to certain Connecticut tax matters, we have assumed that, for federal income tax purposes, the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended or as a partnership.

      This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

      Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

      1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Pass Through Trustee, as the case may be, has or had, as the case may be, the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Pass Through Trustee, to issue and execute the Pass Through Certificates delivered on the Pass Through Trust Closing Date.

      2. State Street, in its individual capacity or as Pass Through Trustee, as the case may be, has duly authorized by all necessary corporate or trust action the Operative Documents and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with their respective terms.

      3. The Pass Through Certificates issued and dated on the Pass Through Trust Closing Date have been duly issued, authenticated and delivered by State Street as Pass Through Trustee pursuant to the terms of the Operative Documents and are enforceable against the Pass Through Trustee and are entitled to the benefits of the applicable Pass Through Trusts.

      4. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

      5. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

      6. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) or in connection with the issuance, execution and delivery of the Pass Through Certificates by State Street, as Pass Through Trustee, pursuant to the Pass Through Trusts which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut. Neither State Street, in its individual capacity or as the Pass Through Trustee, as the case may be, the Indenture Trustee, the Owner Participant, the Owner Trustee, nor the trust created by the Trust Agreement will, as a result of the transactions contemplated thereby, be subject to any Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut, and there are no Taxes under the laws of the State of Connecticut or any political subdivision thereof (except for Taxes on any fees payable to State Street in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft or any Engine which are imposed because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

      7. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents.


                                        Very truly yours,


                                        BINGHAM DANA LLP




                                SCHEDULE A

 State Street Bank and Trust Company of
   Connecticut, National Association

 First Security Bank, National Association

 ______________________, as Owner Participant

 US Airways, Inc.

 US Airways Group, Inc.

 Standard & Poor's Ratings Services

 Moody's Investors Service, Inc.


 MBIA Insurance Corporation

 _________________________








                                                         Exhibit I

              FORM OF OPINION FOR SUBORDINATION AGENT COUNSEL

                                       _____________, ________

 TO THE PARTIES SET FORTH
   IN SCHEDULE A HERETO

      RE:  US Airways, Inc./Leveraged Lease Financing of One
           Airbus [A320] [A330-300] Aircraft [N _____ US] u
           Subordination Agent

 Ladies and Gentlemen:

      We have acted as special counsel for State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("STATE STREET") and as Subordination Agent (the "SUBORDINATION AGENT") under the Intercreditor Agreement dated as of [________________] (the "INTERCREDITOR AGREEMENT") among State Street Bank , in its capacity as Pass Through Trustee under the US Airways Pass Through Trust 1999-1A, US Airways Pass Through Trust 1999-1B and US Airways Pass Through Trust 1999-C, [_______________], as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider, and State Street, as Subordination Agent in connection with the execution and delivery of the Participation Agreement [N ____ US] dated as of [________________] (the "PARTICIPATION AGREEMENT") by and among State Street, as Indenture Trustee, US Airways, Inc., as Lessee (the "LESSEE"), [__________________], as Owner Participant, State Street, as Pass Through Trustee (the "PASS THROUGH TRUSTEE"), State Street, as Subordination Agent and First Security Bank, National Association, as Owner Trustee and the transactions contemplated thereby. Capitalized terms not otherwise defined herein shall have the meanings specified in the Lease and Annex A of the Participation Agreement. This opinion is being delivered pursuant to Section 4(a)(____) of the Participation Agreement.

      Our representation of State Street and the Subordination Agent has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

      We have examined the Participation Agreement, the Note Purchase Agreement and the Intercreditor Agreement (the "OPERATIVE DOCUMENTS"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

      We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Subordination Agent), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Subordination Agent).

      When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

      Subject to the limitation set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut and the federal laws of the United States. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft.

      To the extent to which this opinion deals with matters governed by or relating to the laws of the State of New York, or other jurisdiction other than the State of Connecticut, by which the Operative Documents are stated to be governed, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

      Our opinion is further subject to the following exceptions, qualifications and assumptions:

            1. We have assumed without any independent investigation that
      (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Subordination Agent, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, bylaws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than State Street and the Subordination Agent with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street or the Subordination Agent, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street or the Subordination Agent, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street and the Subordination Agent, as applicable) the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

            2. We have assumed without any independent investigation (i) that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street or the Subordination Agent, as applicable, and (ii) that each of the Operative Documents is a valid, binding and enforceable obligation of State Street or the Subordination Agent, as applicable, to the extent that laws other than those of the State of Connecticut are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to State Street or the Subordination Agent, as applicable, and relevant to our opinions expressed below).

            3. The enforcement of any obligations of State Street or the Subordination Agent, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of State Street or the Subordination Agent, as applicable, under any of the Operative Documents.

            4. We express no opinion as the availability of any specific or equitable relief of any kind.

            5. The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

            6. We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to
      (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

            7. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

            8. No opinion is given herein as to the effect of usury laws (or other similar laws) of any jurisdiction with respect to the Operative Documents.

      This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

      1. State Street is a national banking association, validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Subordination Agent, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents.

      2. State Street, in its individual capacity or as Subordination Agent, as the case may be, has duly authorized the Operative Documents by all necessary corporate or trust action and has duly executed and delivered the Operative Documents, and the Operative Documents constitute valid and binding obligations of State Street, in its individual capacity or as Subordination Agent, as the case may be, enforceable against State Street, in its individual capacity or as Subordination Agent, as the case may be, in accordance with their respective terms.

      3. The authorization, execution, delivery and performance by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

      4. No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents or the consummation of any of the transactions by State Street, in its individual capacity or as Subordination Agent, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

      5. There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such State in connection with the execution and delivery by State Street, in its individual capacity or as Subordination Agent, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) which are imposed solely because State Street has its principal place of business in Connecticut or performs its administrative duties under the Operative Documents in Connecticut.

      6. To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the trust related to the Indenture or affect the right, power and authority of State Street, in its individual capacity or as Subordination Agent, as the case may be, to enter into or perform its obligations under the Operative Documents.

      7. Assuming that the Subordination Agent holds each of the Equipment Notes delivered to and registered in its name pursuant to and as required by the Intercreditor Agreement, it holds such Equipment Notes in trust as trustee for the related Pass Through Trustee in the exercise of the fiduciary powers conferred upon State Street by Connecticut law.

                               Very truly yours,


                               BINGHAM DANA LLP


                                 SCHEDULE A

 State Street Bank and Trust Company of Connecticut, National Association

 First Security Bank, National Association

 [____________________], as Owner Participant

 US Airways, Inc.

 US Airways Group, Inc.

 Standard & Poor's Ratings Service

 Moody's Investors Service, Inc.

 MBIA Insurance Corporation